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CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACADIAN ASSET MANAGEMENT INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

200 State Street, 13th Floor
Boston, Massachusetts 02109

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of Acadian Asset Management Inc.:

Notice is hereby given that the 2025 annual meeting of stockholders (the “Annual Meeting”) of Acadian Asset Management Inc. (the “Company”) will be held at 10:30 a.m. Eastern Time on Tuesday, May 13, 2025. For convenience purposes, and to facilitate stockholder access to the Annual Meeting, we will hold the Annual Meeting in a virtual format. Stockholders as of March 19, 2025, the record date for the Annual Meeting, will be able to access, attend and participate in the live Annual Meeting webcast at meetnow.global/MY4Y5ZH. Stockholders can gain access to the Annual Meeting by accessing the link above and selecting “I have a Control Number.” Stockholders can then enter their control number shown on the notice of internet availability or proxy card previously received. If you hold shares beneficially through a bank, broker or other nominee, you must register in advance to access, attend and participate in the Annual Meeting. For additional information on how to attend the Annual Meeting, see “How do I attend the meeting, ask a question and/or vote at the meeting?” on page 4 of the accompanying proxy statement.

Details regarding the Annual Meeting, the business to be conducted at the Annual Meeting, and information about the Company that you should consider when you vote your shares of common stock of the Company, par value $0.001 per share (“Common Stock”), are described in the accompanying proxy statement.

At the Annual Meeting, you will be asked to consider and vote on the following proposals:

1.Proposal 1—Vote to elect directors of the Company:
To elect five directors to serve on the Company’s Board of Directors (the “Board”) until the Company’s 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, on the following basis:
1.01—To re-elect Mr. Robert J. Chersi as a director of the Company;
1.02—To re-elect Mr. Andrew Kim as a director of the Company;
1.03—To re-elect Mr. John Paulson as a director of the Company;
1.04—To re-elect Ms. Barbara Trebbi as a director of the Company; and
1.05—To re-elect Ms. Kelly Young as a director of the Company.

2.Proposal 2—Vote regarding ratification of independent registered public accounting firm:
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.
3.Proposal 3—Advisory vote on executive compensation:
To approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the accompanying proxy statement under the section titled Compensation Discussion and Analysis and the tabular and narrative disclosure contained in the accompanying proxy statement.
Other business.
To transact such other business that is properly presented at the Annual Meeting and any adjournments or postponements thereof.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES REFERENCED ABOVE AND “FOR” THE APPROVAL OF PROPOSALS 2 AND 3.
The Company is a corporation incorporated under the laws of Delaware. In accordance with the Company’s Bylaws, the election of directors shall be decided by a majority of the votes cast and all other matters shall be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
You may vote if you were the record owner of Common Stock at the close of business on March 19, 2025.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to our stockholders on the internet instead of mailing paper copies. We believe these rules allow us to provide you with the information that you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting virtually. Whether you plan to attend the Annual Meeting virtually or not, we urge you to vote in accordance with the instructions set forth in the proxy statement and submit your proxy by the Internet, telephone or, if you received printed proxy materials, by mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ RICHARD J. HART
Richard J. Hart Chief Legal and Administrative Officer and Secretary
200 State Street, 13th Floor
Boston, Massachusetts 02109
March 31, 2025

200 State Street, 13th Floor
Boston, Massachusetts 02109

PROXY STATEMENT FOR ACADIAN ASSET MANAGEMENT INC.

2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2025

This proxy statement, along with the accompanying notice of the 2025 annual meeting of stockholders (the “Annual Meeting”) of Acadian Asset Management Inc. (“Acadian” or the “Company”), contains information about the Annual Meeting, including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 10:30 a.m. Eastern Time on Tuesday, May 13, 2025. For convenience purposes, and to facilitate stockholder access to the Annual Meeting, we will hold the Annual Meeting in a virtual format. Stockholders as of March 19, 2025, the record date for the Annual Meeting, will be able to access and attend the live Annual Meeting webcast at meetnow.global/MY4Y5ZH. Stockholders can gain access to the Annual Meeting by accessing the link above and selecting “I have a Control Number.” Stockholders can then enter their control number shown on the notice of internet availability or proxy card previously received. If you hold shares beneficially through a bank, broker or other nominee, you must register in advance to access, attend and participate in the Annual Meeting. For additional information on how to attend the Annual Meeting, see “How do I attend the meeting, ask a question and/or vote at the meeting?” on page 4 of this proxy statement.

This proxy statement relates to the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting.
On or about March 31, 2025, we will commence delivery to our stockholders of record as of March 19, 2025 a notice of internet availability of proxy materials (the “Notice of Internet Availability”) instead of paper copies of this proxy statement, the Notice of Annual Meeting and our Annual Report to Stockholders on Form 10-K. The Notice of Internet Availability includes instructions on how to access our proxy materials and how to vote your shares, as well as instructions on how to receive a paper copy of the proxy materials, if you prefer. We are also making our proxy materials available to all stockholders electronically via the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING TO BE HELD ON MAY 13, 2025
This proxy statement is available for viewing, printing and downloading at www.acadian-inc.com. Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2024 on the website of the Securities and Exchange Commission at www.sec.gov, or in the “Public Filings” section of the “Investor Relations” section of our website at www.acadian-inc.com.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company soliciting my proxy?
The Board is soliciting your proxy to vote at the Annual Meeting to be held at 10:30 a.m. Eastern Time on Tuesday, May 13, 2025 and any adjournments or postponement of the Annual Meeting. The proxy statement along with the accompanying Notice of Annual Meeting summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.
Why is the Company holding the Annual Meeting in a virtual format?
For convenience purposes, and to facilitate stockholder access to the Annual Meeting, we will hold the Annual Meeting in a virtual format.
Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?
We are distributing our proxy materials to stockholders via the Internet under the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission (the “SEC”). This approach benefits the environment, while providing a timely and convenient method of accessing the materials and voting. On March 31, 2025, we will begin mailing the Notice of Internet Availability to all stockholders of record as of March 19, 2025 (the “Record Date”). The Notice of Internet Availability includes instructions on how to access our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and how to vote your shares. The Notice of Internet Availability also contains instructions on how to receive a paper copy of the proxy materials, if you prefer.

Who can vote?
You are entitled to attend and vote at the Annual Meeting only if, as of the close of business on the Record Date, you were a stockholder who owned common stock of the Company, par value $0.001 per share (“Common Stock”), registered directly in your name through our share transfer agent, Computershare Trust Company, N.A. (a “Registered Holder”), or if you hold a valid legal proxy for the Annual Meeting if you are a beneficial holder and hold your shares through an intermediary, such as a bank or broker (“Beneficial Holder”). On the Record Date, there were 37,066,328 shares of Common Stock outstanding and entitled to vote. The shares of Common Stock are our only class of voting shares outstanding.

How do I vote?

Whether you plan to attend the Annual Meeting virtually or not, we urge you to vote by proxy. All shares of Common Stock represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted as instructed via Internet or telephone, or, if you received a proxy card by mail, in accordance with your instructions on the proxy card. You may specify whether your shares of Common Stock should be voted for, against or abstain with respect to each of such proposals. If you properly submit a proxy without giving specific voting instructions, your shares of Common Stock will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting virtually. If you are a Registered Holder, you may vote:

•By Internet.  You may vote via the internet by going to www.envisionreports.com/aami and following the instructions to submit your vote.

•By telephone.  You may vote by telephone by calling toll free 1-800-652-VOTE within the United States, U.S. territories and Canada and following the instructions to submit your vote.

•By mail.  If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares of Common Stock voted, they will be voted in accordance with the Board’s recommendations as noted below.
•During the Annual Meeting.  You may attend the Annual Meeting virtually on Tuesday, May 13, 2025 at 10:30 a.m. Eastern Time and vote during the meeting. For instructions on how to vote at the meeting, see “How do I attend the meeting, ask a question and/or vote at the meeting?” below.
Telephone and Internet voting for stockholders of record will be available 24 hours a day. If you give instructions as to your proxy appointment through the Internet or by telephone, such instructions must be received by 11:59 p.m. Eastern Time on May 12, 2025. If you properly give instructions as to your proxy appointment through the Internet, by telephone or by executing and returning a paper proxy card, and your proxy appointment is not subsequently revoked, your shares of Common Stock will be voted in accordance with your instructions. If you are a stockholder of record and you execute and return a proxy card but do not give instructions, your proxy will be voted in accordance with the Board’s recommendations as noted below.
If your shares of Common Stock are held in “street name” (held in the name of a bank, broker or other nominee), you will receive instructions from such bank, broker or other nominee. You must follow the instructions of the bank, broker or other nominee in order for your shares of Common Stock to be voted. Telephone and Internet voting also will be offered to stockholders owning shares of Common Stock through certain banks and brokers.
How do I attend the meeting, ask a question and/or vote at the meeting?

Registered Holders

If you are a Registered Holder, you will be able to attend the Annual Meeting online, ask a question and vote by visiting meetnow.global/MY4Y5ZH. Stockholders can gain access to the Annual Meeting by accessing the link above and selecting “I have a Control Number.” Stockholders can then enter their control number shown on the notice of internet availability or proxy card previously received. As a Registered Holder, you do not need to register in advance to virtually attend the Annual Meeting.

Beneficial Holders

If you are a Beneficial Holder and want to attend the Annual Meeting online, ask a question and vote, you must register in advance using the instructions below.

Contact your bank, broker or other nominee to obtain a legal proxy and submit proof of your proxy power (“Legal Proxy”) reflecting your Acadian holdings along with your name and email address to Computershare.

These requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 7, 2025. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:    Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com

By mail:        Computershare
Acadian Asset Management Inc. Legal Proxy
P.O. Box 43006
Providence, RI 02940-3006

A Beneficial Owner that has registered in advance for the Annual Meeting should then follow the instructions referenced above for Registered Holders to attend the meeting.

Stockholders who wish to submit questions may do so electronically starting at the time of check-in or during the meeting by clicking the message icon on the meeting page.

Guests are permitted to attend the Annual Meeting online by visiting meetnow.global/MY4Y5ZH and choosing the “Guest” option.

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. We encourage participants to access the meeting prior to the start time. A “help” link on the meeting page will provide further assistance should they need it or they may call 1-888-724-2416.

You do not need to attend the Annual Meeting to vote your shares of Common Stock. Shares of Common Stock represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I change or revoke my proxy?” below.

Appointing a proxy
If you are a stockholder who is entitled to attend and vote at the Annual Meeting, you are entitled to appoint a proxy to exercise all of your rights to attend, participate and vote at the Annual Meeting. A proxy does not need to be a stockholder of the Company but must attend the Annual Meeting virtually to represent you. You may appoint more than one proxy provided that each proxy is appointed to exercise rights attached to different shares. You may not appoint more than one proxy to exercise rights attached to any one share. Appointment of a proxy does not preclude you from attending the Annual Meeting virtually. Attending the Annual Meeting virtually will not in and of itself revoke a previously submitted proxy. To terminate your proxy appointment you must deliver a notice of termination to us at least 24 hours before the start of the Annual Meeting. The notice of termination may be (i) delivered by post or by hand in hard copy form to Acadian Asset Management Inc., 200 State Street, 13th Floor, Boston, MA 02109, Attention: Secretary or (ii) received in electronic form at info@acadian-inc.com with a subject title “Revocation of Previous Proxy Appointment—Attention: Secretary.” A corporate entity which is a stockholder can appoint one or more corporate representatives who may exercise, on its behalf, all its powers as a stockholder, provided that no more than one corporate representative exercises powers over the same share.
How many votes do I have?
Each share of Common Stock that you own entitles you to one vote.

How does the Board recommend that I vote on the proposals?
The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of Common Stock entitled to vote on the election of directors is required to approve the election of each director and each other proposal requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The Board recommends that you vote as follows:
•FOR the election of all nominees for director named in this proxy statement;
•FOR the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the 2025 fiscal year; and
•FOR advisory approval of the compensation of our named executive officers.
If any other matter is presented at the Annual Meeting, your proxy provides that your shares of Common Stock will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.
May I change or revoke my proxy?
If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:
•if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•by re-voting by Internet or by telephone as instructed above; or
•if you are a Registered Holder or a Beneficial Holder who has registered to attend the meeting, by re-voting during the Annual Meeting.
Attending the Annual Meeting virtually will not in and of itself revoke a previously submitted proxy. To terminate your proxy appointment you may also deliver a notice of termination to the Company at least 24 hours before the start of the Annual Meeting. The notice of termination may be (i) delivered by post or by hand in hard copy form to Acadian Asset Management Inc., 200 State Street, 13th Floor, Boston, MA 02109, Attention: Secretary or (ii) received in electronic form at info@acadian-inc.com with a subject title “Revocation of Previous Proxy Appointment—Attention: Secretary.”

If your shares are held in the name of a broker, bank or other nominee, that institution will instruct you as to how your vote may be changed.
If you attend the Annual Meeting without first revoking your proxy, your vote at the Annual Meeting will revoke any previously submitted proxy with respect to such vote. Your most current vote, whether by telephone, Internet, proxy card or during the Annual Meeting is the one that will be counted.

What if I receive more than one Notice of Internet Availability, proxy card or voting instruction form?
You may receive more than one Notice of Internet Availability, proxy card or voting instruction form if you hold shares of Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How do I vote?” for each account to ensure that all of your shares of Common Stock are voted.

Will my shares be counted if I do not vote or provide instructions or if I abstain?
If your shares of Common Stock are registered in your name, they will not be counted if you do not vote as described above under “How do I vote?” If your shares of Common Stock are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares of Common Stock as described above, the bank, broker or other nominee that holds your shares of Common Stock has the authority to vote your unvoted shares of Common Stock only on routine matters without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares of Common Stock will be voted at the Annual Meeting on all matters and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares of Common Stock on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.
Your bank, broker or other nominee is prohibited from voting your uninstructed shares of Common Stock on non-routine matters. Thus, if you hold your shares of Common Stock in street name and you do not instruct your bank, broker or other nominee how to vote with respect to the non-routine matters, votes will not be cast on such proposals on your behalf.
Broker non-votes and abstentions have different effects on the outcomes of the proposals. Broker non-votes are not considered votes cast or counted as shares present and entitled to vote and have no impact on the election of directors or other non-routine proposals. Abstentions are counted in the number of shares present and entitled to vote and, accordingly, have the same effect as votes against each of the proposals except the election of directors. Abstentions are not counted as votes cast and have no effect on the election of directors.

What proposals are considered “routine” or “non-routine”?
Although the determination of whether a broker will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect Proposal 2 (ratification of the appointment of KPMG as our independent registered public accounting firm for 2025) to be considered a routine matter under the rules of the New York Stock Exchange (the “NYSE”). A broker may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposal 2.
Proposals 1 and 3 (the election of directors and the advisory vote on executive compensation) are expected to be considered non-routine under the rules of the NYSE (the “NYSE Rules”). A broker may not vote on these non-routine matters without specific voting instructions from the beneficial owner. As a result, we expect there to be broker non-votes with respect to Proposals 1 and 3.
Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final, if available, results in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K/A to disclose the final voting results within four business days after the final voting results are known.

What are the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the Notice of Internet Availability or other proxy materials to their beneficial owners and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What constitutes a quorum for the Annual Meeting?
The quorum for the Annual Meeting is the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy.
Householding of annual disclosure documents
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices of internet availability, notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If your household received a single set of proxy materials, but you would prefer to receive your own copy for this annual meeting or in the future, please contact us by either calling our Investor Relations department at 617-369-7300 or mailing us at Acadian Asset Management Inc., 200 State Street, FL 13, Boston, MA 02109.

If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the bank, broker or other nominee that holds your shares to request information about eliminating duplicate mailings.

PROPOSAL 1—ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of our Board. Our Board has accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate Robert J. Chersi, Andrew Kim, John Paulson, Barbara Trebbi and Kelly Young for re-election at the Annual Meeting to serve as directors, until their respective successors have been elected and qualified. Each of the nominees is currently serving as a director of our Company. The Board has reduced the size of the Board to five directors, effective as of the conclusion of the Annual Meeting.
Set forth below are the names of the nominees, their ages, their offices in the Company, if any, their principal past occupations or past employment, the length of their tenure as directors and the names of other companies in which such persons hold or have held directorships. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below.
On May 17, 2019, the Company entered into a Stockholder Agreement (the “Stockholder Agreement”) with Paulson & Co. Inc. (“Paulson & Co.”). Each of Messrs. Kim and Paulson were previously appointed to the Board pursuant to the rights provided to Paulson & Co. under the Stockholder Agreement. For this year’s Annual Meeting, Mr. Kim was nominated for election to the Board pursuant to the ongoing rights provided to Paulson & Co. under the Stockholder Agreement, which currently entitles Paulson & Co. to nominate one director. In advance of the Annual Meeting, non-interested members of the Nominating and Corporate Governance Committee discussed that, notwithstanding the fact that Paulson & Co. had the right to designate one nominee only, they believed that it was in the best interest of the Company and its stockholders to again nominate Mr. Paulson for election to the Board due to his extensive experience in the financial services industry, his experience on the Board and unique familiarity with, and contributions to, the Company as Chair of the Board. The members of the Nominating and Corporate Governance Committee considered the Company’s Criteria for Identifying Properly Qualified Directorial Candidates, which includes, among other things, a candidate’s relevant knowledge, skills and experience in offering guidance to the Company’s management. For additional information regarding the Stockholder Agreement, see “Certain Relationships and Related Person Transactions—Relationship with Paulson—Stockholder Agreement.”
The Directors currently determined to be independent by the Board are: Ms. Trebbi and Messrs. Chersi, Kim and Paulson.

Name	Age	Position with the Company
Mr. John Paulson	69	Chairman
Mr. Robert J. Chersi	63	Lead Independent Director
Mr. Andrew Kim	43	Director
Ms. Barbara Trebbi	58	Director
Ms. Kelly Young	46	President, Chief Executive Officer and Director
A stockholder may (i) vote for the election of a nominee for director, (ii) vote against the election of a nominee for director or (iii) abstain from voting for a nominee for director.

Unless a proxy contains instructions to the contrary, it is intended that the proxies will be voted FOR each of the five nominees for director named above, to hold office until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified. We have no reason to believe that any of the nominees will not be available to serve as a director. However, if any nominee should become unavailable to serve for any reason, the Board may designate a substitute nominee. In that case, the proxies will be voted for the substitute nominee designated by the Board.
The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of Common Stock entitled to vote on the election of directors.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF ALL NOMINEES, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RE-ELECTION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

John A. Paulson has been a member of our Board since November 2018 and Chairman of our Board since April 2020. Mr. Paulson is the President and Portfolio Manager of Paulson Capital Inc., an investment management company specializing in global mergers, event arbitrage and credit strategies. Mr. Paulson previously served as President and Portfolio Manager of Paulson & Co. Inc., which he founded in 1994. Prior to founding Paulson & Co., Mr. Paulson was a general partner of Gruss Partners and a managing director in mergers and acquisitions at Bear Stearns. Mr. Paulson served as a director of Bausch Health Companies Inc. ("Bausch Health”) from June 2017 through May 2022. He rejoined the board of Bausch Health and has served as Non-Executive Chairperson since June 2022. Mr. Paulson has also served as a director of Bausch + Lomb Corporation since April 2022. Mr. Paulson received his Masters of Business Administration from Harvard Business School and his undergraduate degree from New York University.

Mr. Paulson’s qualifications to serve on the Board include his deep knowledge of financial transactions and investments as well as his leadership abilities in founding and leading Paulson & Co. This knowledge and these qualifications will allow Mr. Paulson to provide valuable insight to the Board, especially in the area of Company strategy.

Robert J. Chersi has been a member of our Board since March 2016 and our Lead Independent Director since November 2018. Mr. Chersi has been with Pace University since 2013, currently serving as the Executive Director for its Center for Global Governance, Reporting & Regulation, as well as an adjunct professor in its Department of Finance & Economics. In addition,Mr. Chersi has acted in an advisory capacity to financial services industry clients as an individual as well as through Chersi Services LLC, which he founded in 2014. Prior to joining Pace, Mr. Chersi was a member of the Executive Committee and Chief Financial Officer of Financial Services at Fidelity Investments in Boston, from 2008 to 2012. While at Fidelity, as CFO, Mr. Chersi led the finance, compliance, risk management, business consulting and strategic new business development functional organizations. From 1988 to 2008, Mr. Chersi served in numerous positions at UBS AG, including CFO of U.S. Wealth Management and Deputy CFO of Global Wealth Management and Business Banking. Mr. Chersi had several executive leadership positions while at UBS, including service on the UBS AG Group Managing Board from 2004 to 2008. He began his career as an audit manager in the Financial Service Practice of KPMG LLP in 1983. Mr. Chersi has previously been a member of the Advisory Board of the Pace University Lubin School of Business, the board, Audit Committee and Risk Committee of UBS Bank USA, a member of the board of PW Partners R&D III, Chairman of the Board of Trustees of the UBS USA Foundation, a member of the board of Bon Secours New Jersey/St. Mary’s Hospital Foundation and a Trustee of Fidelity Investments’ Political Action Committee. Mr. Chersi also currently serves as a member of the Board of Trustees of Thrivent Funds. Previously, Mr. Chersi was also a Director of E*TRADE Financial Corporation, as well as member of the E*TRADE Bank board, the E*TRADE Audit Committee and the E*TRADE Risk Oversight Committee until the completion of E*TRADE’s merger with Morgan Stanley on October 2, 2020. He has held the Certified Public Accountant designation, and is a 1983 graduate of Pace University, where he earned a BBA in Accounting, summa cum laude.

Mr. Chersi’s qualifications to serve on our Board include his extensive experience in the financial services industry and deep knowledge of corporate governance, financial reporting and regulatory compliance. In addition, his background in risk management, business consulting and strategic business development will be valuable to our Board.
Andrew Kim has been a member of our Board since July 2019. Mr. Kim is currently a Partner at Paulson & Co. Inc., which he joined in July 2009. Prior to working at Paulson & Co., Mr. Kim was an analyst at Perry Capital from September 2005 to July 2007 and at Goldman Sachs from July 2004 to September 2005. Mr. Kim received his Masters of Business Administration from Harvard Business School and his undergraduate degree from the University of Michigan.
Mr. Kim’s qualifications to serve on our Board include his deep knowledge of financial transactions and investments gained through his career in the financial services industry. This knowledge will allow Mr. Kim to provide valuable insight to the Board.

Barbara Trebbi has been a member of our Board since January 2018. Ms. Trebbi was a General Partner and co-managing partner at Mercator Asset Management, L.P. (“Mercator”) until October 2017. At Mercator, which she joined in 2000, she was a senior member of the investment team, with a focus on international equities, in particular, continental European investments, as well as Asia and other emerging markets. Her clients included a wide range of institutional investors and sub-advisory accounts. Ms. Trebbi started her career in 1988 as an international equity research analyst at Mackenzie Investment Management Inc. and progressed over 12 years to become head of international equities. She has over 30 years of international investment experience. Ms. Trebbi is a Chartered Financial Analyst, a member of the CFA Institute and also is a member of the CFA Society of South Florida, where she served as President from 1994 to 1995. She also serves on a number of non-profit boards related to higher education. Ms. Trebbi received a Graduate Diploma from the London School of Economics and Political Science and a B.S. degree in Finance from the University of Florida.
Ms. Trebbi’s qualifications to serve on our Board include her deep investment experience, with a particular emphasis on international investments. This experience, combined with extensive knowledge of the institutional and sub-advisory markets, will allow her to provide valuable insight to our Board.
Kelly Young has been our President and Chief Executive Officer and a member of our Board since January 2025. Ms. Young joined Acadian Asset Management LLC in 2009 and in 2023 was appointed CEO of Acadian Asset Management LLC (“Acadian LLC”). Prior to her appointment as CEO of Acadian LLC, Kelly served as Executive Vice President and Chief Marketing Officer, responsible for all aspects of the firm’s client service, business development and product strategy efforts globally. Ms. Young previously held the role of Managing Director of Acadian Asset Management (U.K.) Limited and also served for a number of years as a senior relationship manager for European clients. Ms. Young is a member of Acadian LLC’s Board of Managers, Executive Management Team, and Executive Committee. Earlier in her career, Kelly was the European head of the index fund management business for SGAM Alternative Investments and worked for Northern Trust Global Investments and Barclays Global Investors in senior portfolio management positions. Kelly received a B.Sc. (Hons) in economics & business finance from Brunel University. She is a CFA charterholder and member of CFA Society Boston. Kelly also holds the CAIA charter and is a member of CAIA Association.

Ms. Young’s qualifications to serve on our Board include her extensive distribution, investment and leadership knowledge and experience, particularly relating to financial services companies. Her experience with regard to Acadian LLC’s organization, products and strategy provides valuable insight to the Board.

INFORMATION CONCERNING EXECUTIVE OFFICERS
Executive Officers
The following table sets forth certain information regarding our executive officers as of March 19, 2025.

Name	Age	Position
Kelly Young	46	President, Chief Executive Officer and Director
Richard J. Hart	47	Chief Legal and Administrative Officer and Secretary
Christina Wiater	43	Principal Financial Officer and Principal Accounting Officer
For the biographical information of Ms. Young, see “Proposal 1—Election of Directors” above.
Mr. Hart, age 47, is the Company’s Chief Legal and Administrative Officer. He has held the Chief Legal Officer position since 2018, and was appointed Chief Administrative Officer in January 2025. In this role he is responsible for overseeing the Company’s legal, human resources, finance and IT functions while serving as the Company’s principal legal advisor. Previously, Mr. Hart was the Company’s Corporate General Counsel and has held various other roles in the Company’s legal department since 2010. Prior to joining the Company, Mr. Hart was a Senior Associate in the corporate department of Goodwin Procter LLP. Mr. Hart received a B.A. from the University of Richmond and a Juris Doctor from Boston University School of Law.

Ms. Wiater, age 43, is the Company’s Principal Financial Officer and Principal Accounting Officer. She has served as the Company’s Principal Financial Officer and Principal Accounting Officer since 2020. Additionally, she served as the Company's Controller from 2018 to 2022. She was the Company's Assistant Controller from 2013 to 2018, where she was responsible for all accounting and control processes. Prior to joining the Company, Ms. Wiater was previously a Manager at PricewaterhouseCoopers LLP in their audit practice where she focused on private equity and asset management companies. Ms. Wiater received a B.S. in Business Administration and a M.S. in Accounting from Babson College. She is also a certified public accountant.

CORPORATE GOVERNANCE
Director Independence
Our business and affairs are managed under the direction of our Board. Our Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. A majority of the directors serving on our Board must qualify as independent directors and each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must consist solely of independent directors. Our Board annually (or otherwise as necessary) makes an affirmative determination regarding the independence of each director. An “independent” director meets the NYSE’s definition of independence as well as the Board’s independence standards, as determined by the Board in its business judgment. In determining Director independence, the Board confirms that none of the independent Directors has a material relationship with the Company which would impair his or her independence from management or otherwise compromise his or her ability to act as an independent director. Among other things, the Board takes into consideration that Messrs. Paulson and Kim are affiliated with Paulson & Co., which has the right to nominate a director for election to the Board (as discussed under “Certain Relationships and Related Party Transactions—Relationship with Paulson & Co.—Stockholder Agreement,”), and that Paulson & Co. currently owns over twenty percent (20%) of the outstanding shares of our Common Stock. The Board has determined, however, that a significant ownership stake, rather than creating a material relationship with management of the Company that may impair the ability to exercise independent judgment, instead creates a strong alignment of interest among Messrs. Paulson and Kim and the Company’s stockholders. The Board further believes that Messrs. Paulson and Kim provide valuable, independent-minded insight and judgment to the Board.

The Board has affirmatively determined that Ms. Trebbi and Messrs. Chersi, Kim and Paulson are independent under the NYSE Rules.

Committees of the Board and Meetings
Meeting Attendance
During the fiscal year ended December 31, 2024 (“fiscal year 2024”), there were nine formal meetings of the Board, and the various committees of the Board met a total of 18 times (nine Audit Committee meetings, three Nominating and Corporate Governance Committee meetings and six Compensation Committee meetings). No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal year 2024. The Board has adopted a policy under which each member of the Board is expected to attend, in person or telephonically, each annual meeting of our stockholders absent exigent circumstances that prevent their attendance. All directors were in attendance virtually at our 2024 annual meeting of stockholders.

Audit Committee
Our Audit Committee met nine times during fiscal year 2024. The Audit Committee currently consists of Ms. Trebbi and Messrs. Chersi and Kim. Mr. Chersi is the Chair of the Audit Committee. Mr. Chersi has been a member of our Audit Committee since March 1, 2016. Ms. Trebbi has been a member of our Audit Committee since September 12, 2018. Mr. Kim, who was originally appointed to the Audit Committee pursuant to Section 3.2 of the Stockholder Agreement, has been a member of our Audit Committee since June 24, 2020. The Board determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NYSE Rules and is “financially literate” as such term is defined in the NYSE Rules. In addition, the Board determined that each of Ms. Trebbi and Mr. Chersi is an “audit committee financial expert” within the meaning of SEC regulations and the NYSE Rules.

The Audit Committee has a charter that sets forth the Audit Committee’s purpose and responsibilities, which include (i) assisting the Board in fulfilling its oversight responsibilities over the financial reports and other financial information filed with the SEC, (ii) recommending to the Board the appointment of our independent auditors and evaluating their independence, (iii) reviewing our audit procedures and controls, and (iv) overseeing the internal audit function and risk and compliance function. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on our website at www.acadian-inc.com.
Compensation Committee
Our Compensation Committee met six times during fiscal year 2024. The Compensation Committee is currently composed of Ms. Trebbi and Messrs. Chersi and Kim. Ms. Trebbi is the Chair of our Compensation Committee. Ms. Trebbi was appointed as a member of our Compensation Committee effective June 19, 2018. Mr. Chersi was appointed as a member of our Compensation Committee effective June 23, 2017. Mr. Kim was appointed as a member of our Compensation Committee effective September 9, 2019. Our Board has determined that each member of the Compensation Committee is independent under NYSE Rules.
The Compensation Committee has a charter that sets forth the Compensation Committee’s purpose and responsibilities, which include annually reviewing and approving the compensation of our executive officers and reviewing and making recommendations with respect to our equity incentive plans.
The Compensation Committee’s processes and procedures for the consideration and determination of executive compensation as well as disclosure regarding the role of the Company’s compensation consultant are set forth below in “Compensation Discussion and Analysis.”
A copy of the Compensation Committee’s written charter is publicly available on our website at www.acadian-inc.com.
Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee met three times during fiscal year 2024. The Nominating and Corporate Governance Committee is currently composed of Ms. Trebbi and Messrs. Chersi and Paulson. Mr. Paulson is the Chair of our Nominating and Corporate Governance Committee. Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the NYSE Rules. Mr. Chersi was appointed as a member of our Nominating and Corporate Governance Committee effective June 23, 2017. Ms. Trebbi was appointed as a member of our Nominating and Corporate Governance Committee effective April 18, 2018. Mr. Paulson was appointed as a member of our Nominating and Corporate Governance Committee effective November 30, 2018. The Nominating and Corporate Governance Committee has a charter that sets forth the Nominating and Corporate Governance Committee’s purpose and responsibilities, which include identifying and considering individuals qualified to become members of the Board, consistent with criteria approved by the Board, and recommending nominees for election as directors, overseeing and managing the evaluation of the Board and Company management, reviewing the Company’s Corporate Governance Guidelines, reviewing and recommending for approval to the directors of the Board the directors’ compensation on a biennial basis and reviewing sustainability and environmental, social and governance matters of relevance to the Company.
Under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider director candidates recommended by stockholders as well as from other sources, such as other directors or officers, third-party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s integrity, personal and professional reputation, experience and expertise, business judgment, ability to devote time, possible conflicts of interest, concern for the long-term interests of the stockholders, independence, range of backgrounds and experience and the extent to which the candidate would fill a present need on the Board. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our Bylaws and in “Stockholder Proposals and Nominations For Director” at the end of this proxy statement.
Although the Nominating and Corporate Governance Committee does not have a formal policy with regard to diversity, the Nominating and Corporate Governance Committee considers a range of relevant backgrounds and experience appropriate for the prudent governance of the Company when selecting potential nominees for membership on the Board. Among our five (5) nominees for election to the Board, forty percent (40%) self-identify as women and forty percent (40%) self-identify as individuals from underrepresented communities (meaning, an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self-identifies as gay, lesbian, bisexual, or transgender).

A copy of the Nominating and Corporate Governance Committee’s charter is publicly available on the Company’s website at www.acadian-inc.com.

Executive Sessions of Independent Directors
In accordance with the NYSE Rules and our Corporate Governance Guidelines, our non-management Directors meet in regularly scheduled executive sessions without management present. If the Chairman of our Board is a non-management Director, the Chairman of our Board will preside at these non-management sessions. If the Chairman of our Board is unavailable or is a management director, the Lead Independent Director or another independent Director is chosen by the independent Directors to preside at these meetings. In the event that the group of non-management Directors includes one or more Directors who are not independent under the NYSE Rules, the Board at least annually schedules executive sessions including only independent Directors.
Board Leadership Structure and Role in Risk Oversight
Mr. Paulson serves as the Chairman of our Board and Ms. Young serves as our President and Chief Executive Officer and a member of our Board. Mr. Paulson was appointed Chairman of our Board, effective April 1, 2020. The Board has no set policy with respect to the separation of the offices of Chairman and the Chief Executive Officer and believes it is in the best interest of the Company to retain flexibility based on the current business needs of the Company. Pursuant to the Company’s Corporate Governance Guidelines, the independent Directors elected Mr. Chersi as the Lead Independent Director in November 2018, at which time the Company’s then President and Chief Executive Officer also held the position of Executive Chairman. When Mr. Paulson assumed the role of Chairman, it was determined that the Board would benefit from the continuation of Mr. Chersi as Lead Independent Director, despite the fact that Mr. Paulson is also an independent Director. Among other duties as determined by the Board from time to time, the Lead Independent Director may function as the Chairman in the event the existing Chairman is unable to for any reason.

The Board oversees the business and affairs of our Company including all aspects of risk, which includes risk assessment and risk management, focusing on, among other things, major strategic risks (e.g. acquisitions and dispositions and investment performance). In executing its risk oversight function, the Board has delegated to the Audit Committee the direct oversight over risk functions. However, the Audit Committee is not responsible for day to day management of risk. The Audit Committee reviews and subsequently reports to the Board any issues which arise with respect to the performance of our risk function including operational risks and risks relating to the quality or integrity of our financial statements. The Audit Committee also, at least annually, reviews our policies with respect to risk assessment and risk management.
Corporate Responsibility

We believe our long-term success is closely connected to being part of our local communities. We support these communities through both financial support and volunteering our time, skills, and expertise.

Additionally, we have developed a program for promoting sustainability, and helped identify ways for employees to reduce their carbon footprint, both at work and at home. Our biggest direct environmental impact is through the buildings that we use. We therefore seek to improve their environmental performance by refitting existing units and building or leasing more environmentally friendly new ones. The building where our corporate headquarters is located, at 200 State Street, Boston, MA, has achieved Gold certification from the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) program. We also implement sustainability programs at our office, including recycling and procurement of products and materials created from recycled materials. We also dispose of electronic waste using a recycling program that follows U.S. Environmental Protection Agency and Massachusetts state guidelines. Acadian LLC has formed a Corporate Sustainability Committee that seeks to continuously integrate sustainability into Acadian LLC’s core business practices. Some of the sustainability measures Acadian LLC has taken over the last few years include vendor environmental impact surveys, measurement and tracking of global energy consumption and its sources, recycling facilities in all offices and a sustainable travel framework.

Information Security, Data Privacy and Business Continuity

We have a formal information security and data privacy program, which includes, among other things, security education and awareness, system monitoring, vulnerability management, information risk analyses and procedures for protecting the confidentiality and security of personal information of employees, contractors, affiliates, clients or other individuals. We have adopted processes designed to identify, assess and manage material risks from cybersecurity threats. Those processes include response to and an assessment of internal and external threats to the security, confidentiality, integrity and availability of our data and systems along with other material risks to our operations, at least annually or whenever there are material changes to our systems or operations. Our Management Risk Committee (MRC) collaborates with our Head of Information Technology (“IT”) and Chief Information Security Officer (CISO) along with the IT Department to evaluate and address cybersecurity risks in alignment with our business objectives and operational needs. Our Head of IT and CISO along with the IT Department implement processes and technologies to provide security monitoring and vulnerability management.

We provide all employees with cybersecurity training for cyber risks, both on an annual basis generally and periodically, in the case of current cybersecurity topics. As part of our risk management process, we engage outside providers to conduct periodic penetration testing and vulnerability assessments.

The Head of IT reports quarterly to the Audit Committee regarding information security systems, monitoring results and other information technology topics. We maintain a third-party risk management program that includes vendor due diligence at onboarding, periodic assessments, and continuous risk monitoring, including but not limited to system and organization controls report and cyber security assessments. Assessments include reviews of security controls and cybersecurity questionnaires or other technical evaluations. In addition, we maintain a vendor risk register, review risk ratings semi-annually and require our third-party data processors to implement adequate measures to ensure information security.

We have an incident response plan in place with designated roles and responsibilities for responding to and escalating cybersecurity events and incidents. We conduct annual disaster recovery testing and engage in incident response tabletop exercises to test and evaluate our plan with the goal of continuous improvement.

Our Board provides oversight of the Company’s cybersecurity risk management program. The Audit Committee has primary responsibility for oversight of cybersecurity and is briefed on cybersecurity risks quarterly and following any material cybersecurity incidents.

Our cybersecurity program is managed by our Head of IT and CISO, who reports to our Chief Legal and Administrative Officer and has served in this role since 2019. Our Head of IT & CISO has over 25 years of industry experience in information technology and maintains industry certifications such as the ISC2 CISSP.

Reporting to the Audit Committee quarterly, our Head of IT and CISO may address overall assessment of the Company’s compliance with our cybersecurity policies and procedures, risk management, service provider arrangements, testing results and security incident response and makes recommendations for changes and updates to policies, procedures, and technologies related to cybersecurity and IT risk management.

We are not aware of any material cybersecurity breaches or data loss incidents in the past three years.

Work Environment, Employee Engagement and Diversity & Inclusion

We are committed to providing a work environment in which no employee is harassed or discriminated against. We have a formal anti-harassment and anti-discrimination policy applicable to all employees and conduct mandatory annual workplace training for all employees inclusive of these policies. We also employ merit-based equal opportunity hiring practices, policies and management of our employees. In addition, we support the health and wellbeing of employees with company-wide wellness initiatives and resources focusing on the following key areas: physical activity, nutrition, mindfulness and stress management, education on mental health resources, work-life balance and financial wellness. In addition, we provide free access to an on-site gym and an annual fitness reimbursement benefit.

Our employees have the opportunity to participate in employee-directed charitable giving and activities through our matching gift program and company-paid volunteer days. We support flexible work arrangements for all employees. We have a performance management program designed to provide frequent communication for employees and managers to engage in goal setting, feedback and career development planning. We also have a Rewards & Recognition program to reinforce our culture of teamwork, going above and beyond and innovation. In addition, Acadian LLC holds several community events throughout the year that provide the opportunity to support local community efforts, both financially and through employee volunteering.

We recognize the value of a diverse and skilled workforce and are committed to creating and maintaining an inclusive and collaborative workplace culture that leverages the unique contributions of people with diverse backgrounds, experiences, and perspectives. We are committed to pay equity for employees doing similar work, regardless of gender, race or ethnicity and comply with applicable local regulations.

Website Availability of our Corporate Governance Guidelines
A copy of our Corporate Governance Guidelines is publicly available on the Company’s website at www.acadian-inc.com.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during fiscal year 2024 are set forth above under “—Compensation Committee.” No member of the Compensation Committee was, during fiscal year 2024, or previously, an officer or employee of the Company. No executive officer of the Company serves on the compensation committee or board of directors of another company that has an executive officer that serves on our Compensation Committee or Board.
Stockholder and Other Interested Party Communications to the Board
Generally, stockholders and other interested parties who have questions or concerns should contact our Investor Relations department at (617) 369-7300. However, any stockholders or other interested parties who wish to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions in writing to the Board of Acadian Asset Management Inc. at 200 State Street, 13th Floor, Boston, MA 02109. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Stockholders and other interested parties may communicate directly with the Company’s independent Directors by sending a letter addressed to the attention of the independent Directors of Acadian Asset Management Inc., 200 State Street, 13th Floor, Boston, MA 02109.

Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:
•junk mail and mass mailings;
•resumes and other forms of job inquiries;
•surveys; and
•solicitations or advertisements.
In addition, any material that is unduly hostile, threatening or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any independent director upon request.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2025. The Board proposes that the stockholders ratify this appointment. KPMG audited our financial statements for the fiscal year ended December 31, 2024. We expect that representatives of KPMG will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.
In deciding to appoint KPMG, the Audit Committee reviewed auditor independence issues and existing commercial relationships with KPMG and concluded that KPMG has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2025.
The following table presents fees for professional audit services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2024, and December 31, 2023, and fees billed for audit-related services rendered by KPMG during those periods. There were no fees billed for other services during those periods.

Type of Fee(1)	2024	2023
Audit fees(2)	$1,897,870	$1,734,870
Audit-related fees(3)	$79,000	$82,050
Tax fees(4)	$5,500	$6,000
Total	$1,982,370	$1,822,920

(1)The fees set forth in the table above do not include any fees paid to KPMG for services relating to Acadian Asset Management LLC’s sponsored investment entities.
(2)Audit fees consisted of audit work performed in the audit of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.
(3)Audit related fees consisted principally of special procedures related to regulatory filings.
(4)Tax fees consisted principally of assistance with matters related to domestic and international tax compliance and reporting.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has the sole authority to approve the scope, fees and terms of all audit engagements, as well as all permissible non-audit engagements of the independent registered public accounting firm (the “External Auditor”). Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the External Auditor. The Audit Committee pre-approves all audit and permissible non-audit services to be performed for us by the External Auditor. These services may include audit services, audit-related services, tax services and other services. On an annual basis, the Audit Committee considers whether the provision of non-audit services by our External Auditor, on an overall basis, is compatible with maintaining the External Auditor’s independence from management.
In addition to the pre-approval procedures described immediately above, the Audit Committee has adopted a written Pre-Approval Policy for Non-Audit Services Provided by External Accounting Firms (the “Non-Audit Services Policy”). Under the Non-Audit Services Policy, the Audit Committee must pre-

approve the provision of non-audit services to be performed for us by any external accounting firm, subject to a de minimis threshold. Requests for non-audit services to be performed for us by an external accounting firm are submitted to the Chair of the Audit Committee via written request. The Chair of the Audit Committee reviews the request with the other members of the Audit Committee and the Audit Committee determines whether to approve the request. The Non-Audit Services Policy sets forth certain non-audit services prohibited to be performed by external accounting firms.
In the event the stockholders do not ratify the appointment of KPMG as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
The affirmative vote of a majority of the shares present or represented by proxy at the annual meeting and entitled to vote on the proposal is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

REPORT OF AUDIT COMMITTEE

The Audit Committee currently consists of Ms. Trebbi and Messrs. Chersi and Kim. Mr. Chersi is the Chair of the Audit Committee. Mr. Chersi has been a member of our Audit Committee since March 1, 2016. Ms. Trebbi has been a member of our Audit Committee since September 12, 2018. Mr. Kim, appointed to the Audit Committee pursuant to Section 3.2 of the Stockholder Agreement, has been a member of our Audit Committee since June 24, 2020. The Board determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the NYSE Rules and is “financially literate” as such term is defined in the NYSE Rules. In addition, the Board determined that each of Ms. Trebbi and Mr. Chersi is an “audit committee financial expert” within the meaning of SEC regulations and the NYSE Rules. The Audit Committee held nine meetings during the fiscal year ended December 31, 2024.

The Audit Committee assists the Board in fulfilling its oversight responsibilities of the financial reports and other financial information filed with the SEC, recommends to the Board the appointment of the Company’s independent auditors and evaluates their independence, reviews the Company’s financial reporting procedures and controls, and oversees the Company’s internal audit, risk and compliance functions. The Audit Committee’s role and responsibilities are set forth in the Audit Committee Charter adopted by the Board, which is available on the Company’s website at www.acadian-inc.com. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company’s overall financial reporting process, and for the appointment, compensation, retention and oversight of the work of the Company’s external auditor. In fulfilling its responsibilities for the financial statements for fiscal year 2024, the Audit Committee took the following actions:

•Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management and KPMG, our independent registered public accounting firm;

•Discussed with KPMG the matters required to be discussed in accordance with Auditing Standard No. 16-Communications with Audit Committees;

•Received written disclosures and a letter from KPMG regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding KPMG communications with the Audit Committee and the Audit Committee further discussed with KPMG its independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and the audit process that the Audit Committee determined appropriate;

•Discussed with KPMG the independence of KPMG from the Company and its management, and concluded that KPMG is independent; and

•Reviewed and discussed with management and KPMG the critical audit matters and the significant accounting policies applied by the Company in its financial statements.

Management also reports to the Audit Committee and the Board regarding enhancements made to our risk management processes and controls in light of evolving market, business, regulatory and other conditions, including those related to privacy and cyber security.

The Company’s management is responsible for the financial reporting process, for the preparation, presentation and integrity of financial statements in accordance with generally accepted accounting principles in the United States and for the establishment and effectiveness of the Company’s internal controls and procedures designed to assure compliance with accounting standards and laws and regulations. The Company’s independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards, attesting to the effectiveness of the Company’s internal control over financial reporting and expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operation and cash flows of the Company in conformity with generally accepted accounting principles in the United States. The Audit Committee monitors and reviews these processes. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the Company’s independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s review and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles in the United States or that KPMG is in fact “independent.”

The Audit Committee evaluates the independent auditor’s qualifications, performance and independence, including the performance of the independent auditor’s lead partner, taking into consideration the opinions of management and the Company’s internal auditors. The Audit Committee and its Chair ensure the rotation of the lead partner and the audit partner responsible for reviewing the audit to the extent required by law, are directly involved in the selection of the new lead partner and the audit partner responsible for reviewing the audit and consider whether regular rotation of the audit firm is necessary or appropriate to ensure continuing auditor independence. The Audit Committee reports on its evaluation and conclusions, and any actions taken pursuant thereto, to the Board. The Audit Committee and the Board believe that the retention of KPMG as the Company’s independent auditor for the year ending December 31, 2025 is in the best interests of the Company and its stockholders. Based on this evaluation, the Audit Committee decided to retain KPMG to serve as independent auditors for the year ending December 31, 2025. In considering the retention of KPMG, the Audit Committee considers, among other things, the quality of the services provided, KPMG’s capability and knowledge in the industry, tenure as the Company’s auditor and knowledge of the Company and its operations. Under the Audit Committee Charter, the Audit Committee has the authority to appoint the independent auditor.

KPMG has acted as the Company’s independent registered public accounting firm continuously since the Company became a public company in 2014.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Members of the Acadian Audit Committee Robert J. Chersi (Chair) Andrew Kim Barbara Trebbi

Compensation Discussion and Analysis
Introduction
The following compensation discussion and analysis (“CD&A”) provides information on the compensation arrangements of our named executive officers (“NEOs”) for 2024 (i.e., Suren Rana our former Chief Executive Officer (“CEO”), Christina Wiater, our Principal Financial and Accounting Officer, and Richard Hart, our Chief Legal Officer) and should be read together with the compensation tables and related disclosures set forth below.
Our CD&A is presented in the following sections:
•2025 Leadership Transition
•2024 Company Performance
•Summary of Governance Practices
•2024 Executive Compensation Program Structure
◦Base Salary
◦Incentive Awards
◦Compensation Related to Leadership Transition
◦Severance Benefits
◦Employee Benefit Programs
•Other Compensation Committee Policies and Practices
◦Comparator Group
◦Compensation Committee
◦Compensation Consultant
◦Risk Considerations in our Compensation Programs
◦Other Policies and Practices
•Stockholder Vote on Named Executive Officer Compensation

2025 Leadership Transition
In September of 2024, the Company appointed Kelly Young as President and Chief Executive Officer and as a Director of the Company, effective January 1, 2025. In connection with the appointment of Ms. Young, Mr. Rana stepped down as President and Chief Executive Officer effective December 31, 2024. Please see the “Compensation Related to Leadership Transition” section of this CD&A below for additional information.
2024 Company Performance
Assets under management increased 13% to $117 billion between December 31, 2023 and December 31, 2024, driven in part by market appreciation and positive net flows. Measured in multiple ways, the Company’s performance was strong during 2024:
•Investment Performance: We continued to deliver superior investment outperformance for our clients, with more than 93% of strategies on a revenue-weighted basis exceeding their benchmarks over the prior 3-, 5-, and 10- year periods as of December 31, 2024.

•Financial Performance: Economic net income (“ENI”)1 increased 40% to $105.8 million driven by revenue growth and margin improvement. Our business generated strong free cash flow with cash balances of approximately $95 million as of December 31, 2024, after seeding new strategies and returning $100 million of excess capital to stockholders through share repurchases during 2024. Supported by strong earnings and share buybacks, full year 2024 economic net income earnings per share (“ENI EPS”)2 increased 55% from 2023 to $2.76, our highest ever.
•Stock Price Performance: The Company’s stock price performance in 2024 exceeded most of its asset management industry peers, which we believe was driven by our strong earnings results, effective capital management, increased assets under management, focused growth initiatives, and delivery of shareholder value.
Summary of Governance Practices
The Compensation Committee regularly reviews industry best practices in executive compensation. We have implemented many best-practice features intended to enhance the alignment of executive compensation with the interests of our stockholders.
2024 Executive Compensation Program Structure
Our executive compensation program for 2024 continued to be based on the achievement of clear and consistent objectives that align the interests of our NEOs with those of our stockholders. Our executive compensation program intends to:
•Align our NEOs’ compensation with long-term increases in value for stockholders
•Reward individual efforts and our Company’s overall financial and strategic performance
1 See Appendix for 2024 GAAP Net Income to ENI reconciliation and discussion of why such non-GAAP financial measure may be useful to investors.
2 See Appendix for 2024 GAAP EPS to ENI EPS reconciliation and discussion of why such non-GAAP financial measure may be useful to investors.

•Reflect our culture and values
•Be competitive with our peers, helping us to attract, motivate and retain top-caliber executive talent
The specific elements of our 2024 executive compensation program include:
Base Salary: Each of our NEOs earned a fixed base salary, which is intended to provide a degree of financial certainty and stability in our executive pay program. After review of comparator group data and taking into account the annual incentive compensation paid to our NEOs, the Compensation Committee did not adjust the base salaries of our NEOs in 2024.

Incentive Awards: Our NEOs are provided with various forms of incentive compensation that are intended to recognize overall Company performance, as well as the performance of the individual NEO. Depending on the year and the individual NEO, through year-end 2024, these forms of incentive compensation have been delivered in cash incentives, premium-priced stock options and time-based RSUs. Actual awards earned for a given performance year were subject to the Compensation Committee’s discretionary assessment of the Company’s overall performance, the NEO’s individual performance, competitive market data and other related factors. The Compensation Committee’s assessment of these factors includes consideration of the following:

•Overall Company Performance: When considering the Company’s overall performance the Compensation Committee considers financial (including ENI3 and ENI EPS4) and non-financial performance on an absolute basis as well as compared to the Company’s business plan and industry peers. The Compensation Committee also considers the successful achievement of strategic initiatives in its determination of overall performance.

•Individual Performance: The Compensation Committee considered each NEO’s individual performance as evaluated against assigned goals and objectives and as described below, new and emerging business priorities identified during the year, and ongoing job-specific roles and responsibilities.

•Competitive Market Pay Trends: The Compensation Committee considered the employee’s role at the Company and the compensation level for similar positions in the competitive market.

2024 Annual Incentive Compensation:

Suren Rana, President and Chief Executive Officer during 2024: In 2019 when Mr. Rana joined the Company as CFO, and in 2020 when Mr. Rana became CEO, he received grants of premium-priced stock options with four to five year vesting schedules that align his compensation with our stock price performance and stockholder returns. Since the structure of those awards requires an increase in stock price in order to result in value to him, we considered these awards to be performance-based. Also, because of the magnitude of these awards, Mr. Rana was not eligible to participate in our annual equity or cash incentive compensation plans during the five-year period beginning January 20, 2019, but he did receive a cash bonus award in 2022 for exceptional performance at the discretion of the Compensation Committee. Following the expiration of the term of Mr. Rana’s employment agreement in January of 2024, Mr. Rana’s employment continued as CEO at the same base salary without an employment agreement. A cash bonus award was not granted to Mr. Rana for 2024.

Christina Wiater, Principal Financial and Accounting Officer: Ms. Wiater has a target annual incentive of $700,000 under her employment agreement. Her actual incentive award was subject to the Compensation Committee’s discretionary assessment of the Company’s overall performance, Ms. Wiater’s individual performance, competitive market data and other related factors.

After its holistic and rigorous assessment of these factors, the Compensation Committee awarded Ms. Wiater 2024 total annual incentive compensation in February 2025 of $840,000. This amount was divided between a cash award of $532,000 and time-based RSUs granted on February 14, 2025 with an approximate grant date value of $308,000 (that will be reported in connection with disclosure of 2025 compensation). Ms. Wiater’s total annual incentive was awarded above target due to the Company’s superior performance and her strong
3 See Appendix for 2024 GAAP Net Income to ENI reconciliation and discussion of why such non-GAAP financial measure may be useful to investors.
4 See Appendix for 2024 GAAP EPS to ENI EPS reconciliation and discussion of why such non-GAAP financial measure may be useful to investors.

performance, including, but not limited to, her oversight for all aspects of our Company’s financial reporting and corporate tax functions. The split between the cash payment and the time-based RSUs was based on the deferral schedule determined by the Compensation Committee as described below. The amount included in the Stock Awards column of the 2024 Summary Compensation Table for Ms. Wiater reflects the RSUs granted to Ms. Wiater in February 2024 for the 2023 performance year.

Richard Hart, Chief Legal Officer: Mr. Hart was eligible to receive annual incentive compensation in an amount and form that is determined based on the Compensation Committee’s discretionary assessment of the Company’s overall financial performance, Mr. Hart’s individual performance, competitive market data and other related factors.

Following its holistic and rigorous assessment of these factors, including Mr. Hart’s strong performance related to oversight and management of all aspects of our Company’s governance and legal function, the Compensation Committee awarded Mr. Hart 2024 total annual incentive compensation in respect of 2024 performance of $1,125,000. This total annual incentive award was divided between a cash award of $682,500 and time-based RSUs granted on February 14, 2025 with an approximate grant date value of $442,500 (that will be reported in connection with disclosure of 2025 compensation). The split between the cash payment and the time-based RSUs was based on the deferral schedule determined by the Compensation Committee, as described below. The amount included in the Stock Awards column of the 2024 Summary Compensation Table for Mr. Hart reflects the RSUs granted to Mr. Hart in February 2024 for the 2023 performance year.

The Compensation Committee considered our executive compensation program objectives, as described above, when determining the deferral schedule for 2024’s annual incentive compensation, including aligning the interests of our NEOs with those of our shareholders and remaining competitive with our peers for the attraction and retention of high caliber talent. The deferral schedule for annual incentive compensation is as follows:

•The first $100,000 of the total incentive was paid in cash,
•the next tier of incentive from $100,001 to $200,000 was paid 65% in cash and 35% in RSUs,
•the next tier of the total incentive from $200,001 to $500,000 was paid 60% in cash and 40% in
RSUs,
•for incentives over $500,000, the tier from $500,001 to $1,000,000 was split 55% cash and 45%
RSUs, and
•the tier for incentives in excess of $1,000,000 was split evenly between cash and RSUs.

The number of RSUs granted was determined by dividing the dollar value of the RSU portion of annual incentive compensation by the closing price of a share of our Common Stock on the date immediately prior to the date of grant, with RSUs vesting ratably over three years, generally subject to continued employment with us. Any dividends payable with respect to Common Stock underlying the RSUs will be subject to the same vesting conditions as the RSUs to which the dividends relate.

Compensation Related to Leadership Transition: The Company and Acadian LLC entered into an Amended and Restated Employment Agreement with Ms. Young in connection the appointment of Ms. Young as the Company’s President and Chief Executive Officer and her continued service as the Chief Executive Officer of Acadian LLC. Pursuant to the Employment Agreement, Ms. Young’s compensation will consist of an annual base salary of $650,000, and she will be eligible to receive a discretionary annual incentive based on a target bonus amount of $8.35 million and a structured performance-based scorecard. The Compensation Committee will determine Ms. Young’s actual annual incentive based on the achievement of certain quantitative and qualitative factors. The actual incentive amount will be delivered 50% as a cash award, 25% in time-based RSUs which will vest in three equal installments on the anniversary of the grant date, 12.5% in performance-based RSUs which will cliff vest on the third anniversary of the grant date subject to relative total shareholder return, and 12.5% in performance-based RSU’s which will cliff vest on the third anniversary of the grant date, subject to the achievement of a net client cash flow goal.
In connection with Ms. Young’s prior employment with Acadian LLC, Ms. Young received (i) deferred cash awards (“Previously Granted Deferred Awards”) which vest in three tranches and (ii) grants of profits interests which vest over three years and entitle Ms. Young to participate in the earnings of Acadian LLC (“Previously Granted Equity Awards”). Ms. Young will continue to vest in her Previously Granted Deferred Awards until March of 2027 and continue to receive distributions related to her Previously Granted Equity Awards but Ms. Young will not receive any new deferred cash awards or profits interests following her appointment as President and Chief Executive Officer of the Company.

Mr. Rana did not receive any cash severance or benefits in connection with his departure from his position as President and Chief Executive Officer on December 31, 2024, with the exception of accrued, unused vacation as required under applicable law.
Severance Benefits: Our NEOs are entitled to certain benefits in the event of the termination of their employment under specified circumstances. Please refer to “Employment Contracts - Termination Provisions” for a more detailed discussion of these benefits. We have provided estimates of the value of the severance payments and other benefits that would have been made or provided to our NEOs under various termination circumstances under the caption “Payments Upon Termination of Employment, Death and Disability” below.

We believe that providing these benefits helps us compete for executive talent and that our severance benefits are generally in line with competitive market practice.

Employee Benefit Programs: Our NEOs receive the same health and welfare benefits as our other employees and are eligible to participate in the Company’s Profit Sharing & 401(k) Plan. We provide the Profit Sharing and 401(k) Plan for all employees and contribute a percentage of compensation to this plan on a discretionary basis, subject to regulatory limits (for 2024, the contribution amount was 10% of eligible compensation as defined by the terms of the plan). In addition, we maintain two non-qualified deferred compensation plans, the Deferred Compensation Plan and the Voluntary Deferral Plan, for select employees including our NEOs, to provide additional retirement planning flexibility. The Deferred Compensation Plan allows the Company to make contributions to eligible employees’ accounts above statutory limits up to a maximum annual contribution of $50,000 per participant (such limit is an aggregate limit covering Company contributions to both the Profit Sharing and 401(k) Plan and the Deferred Compensation Plan and applies regardless of whether the eligible employee contributes to either plan). Company contributions to the Profit Sharing and 401(k) Plan and the Deferred Compensation Plan vest over five years. Upon termination of a participant’s employment without cause or for good reason, any unvested Company contributions to either plan vest in full. The Voluntary Deferral Plan allows eligible employees to defer a portion of their compensation on a tax-deferred basis and does not include any employer contributions. Our NEOs are eligible for limited perquisites, including executive parking, which represent a de minimis portion of total compensation.

Other Compensation Committee Policies and Practices

    Comparator Group
We believe that ensuring that our compensation levels are competitive with the market for high-caliber talent in our industry is an important tool for attracting and retaining executives. The Compensation Committee uses the compensation levels of companies in our comparator group as a reference and guide in making total compensation decisions. In selecting the companies in our comparator group the Compensation Committee considered, with input from the Human Capital Practice at Aon plc (“Aon”), the Compensation Committee’s independent compensation consultant, the following factors: business structure, assets under management, revenue, and public company status. The comparator group is evaluated by the Compensation Committee on an annual basis and may change over time based upon the availability of peer data and the future characteristics of our business compared to peer companies, which includes both publicly traded and privately held asset management companies.
The comparator group for 2024, which was unchanged from 2023, included the following 14 public and private companies (for publicly traded companies the stock exchange symbol is provided):

American Century Investments	Loomis, Sayles & Company
Artisan Partners (Symbol: APAM)	Putnam Investments
Barings	Resolute Investment Management
Cohen & Steers (Symbol: CNS)	Victory Capital Management (Symbol: VCTR)
Conning Holdings Limited	Virtus Investment Partners (Symbol: VRTS)
First Eagle Investment Management	William Blair & Company
Lazard Asset Management	WisdomTree Investments (Symbol: WT)

    The Compensation Committee
The Compensation Committee is responsible for overseeing our general compensation policies and equity plans and making compensation decisions for the NEOs. The Compensation Committee regularly meets in executive session without management present.
In making compensation decisions, the Compensation Committee considers the Company’s financial performance compared to its business plan and the prior year’s performance, the financial needs of the business, achievement of strategic objectives, the success of long-term initiatives over a multi-year period, and financial results against industry peers. The Compensation Committee also takes into account the compensation levels of our comparator group, and the future outlook for the Company and the industry. Incentive compensation recommendations for NEOs other than the CEO are made to the Compensation Committee by our CEO.
    Compensation Consultant
Aon served as the independent compensation consultant to the Compensation Committee in 2024. Aon advised the Compensation Committee on a number of compensation matters, including market data and analysis, comparator group review, CEO transition compensation matters, and governance. A representative from Aon attended Compensation Committee meetings, including executive sessions, as well as informal meetings, in each case as requested by the Compensation Committee, and communicated with the Chair between meetings to prepare for Compensation Committee meetings. The Compensation Committee assesses the independence of Aon annually and in 2024 concluded that Aon did not have any conflicts of interest with respect to its engagement by the Compensation Committee and was independent. In assessing Aon’s independence, the Compensation Committee considered the following factors:
•Other services provided by Aon to the Company;
•Aggregate fees paid by the Company to Aon and fees as a percentage of the total revenue of the consultant providing the services;
•Aon’s policies and procedures designed to prevent conflicts of interest;

•Any business or personal relationship between the consultant and any member of the Compensation Committee or any executive officer of the Company; and
•Whether the consultant holds any shares of the Company’s stock.
    Risk Considerations in our Compensation Programs
Our executive and non-executive compensation programs are designed with the goal of mitigating risk and protecting stockholder returns without diminishing the effectiveness of the incentives awarded to our employees, including the NEOs. In addition, the Compensation Committee considers the impact of the Company’s compensation practices on the Company’s broad risk management program. The Compensation Committee does not believe that our compensation programs promote excessive risk-taking.
We seek to keep our compensation programs simple and straight-forward and tied to our performance. Annually, the Company conducts an assessment of risks arising from the Company’s compensation programs and policies for the year. The assessment covers each material element of executive and non-executive employee compensation. Based on the assessment, the Company concluded, and the Compensation Committee concurred that our compensation policies and practices do not encourage behaviors that are reasonably likely to have a material adverse effect on the Company.
Risk Mitigators
The Company has the following policies designed to promote good corporate governance and to mitigate risk:
•Clawback policies
•Stock ownership guidelines
•Prohibitions on hedging and pledging
    Clawback Policies
Our NEOs are subject to two clawback policies that address incentive compensation recoupment. The initial policy was instituted by the Compensation Committee for all NEOs for incentives awarded beginning in 2017 (“2017 Clawback Policy”) and the second policy was instituted in 2023 in compliance with SEC Rule 10D-1 and NYSE listing standards (“Rule 10D-1 Clawback Policy”). The Compensation Committee maintains both policies to provide robust clawback protection over incentive compensation awarded to our NEOs.
The 2017 Clawback Policy has four prongs pursuant to which the Compensation Committee can consider a clawback of executive officer compensation, including equity grants, that were paid, granted or vested in the three years prior to the applicable triggering event. The four prongs include:
•Financial statement restatement due to material noncompliance with financial reporting requirements of the SEC;
•Improper conduct resulting in significant adverse reputational or economic impact to the Company;
•Conduct constituting cause under the Company’s equity plan; or
•Violation of risk policies that result in a material impact to the Company.
The Rule 10D-1 Clawback Policy, effective October 2, 2023, was adopted pursuant to NYSE listing standards and the SEC rules implementing the applicable provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule 10D-1 Clawback Policy provides for the recovery of erroneously awarded incentive compensation received by a current or former executive officer in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under applicable securities laws.

    Stock Ownership Guidelines
Our CEO and other NEOs are subject to shareholding requirements of at least 500% of base salary and 300% of base salary, respectively. Under the terms of our guidelines, option awards, both unvested or vested, as well as unvested performance-based shares or units awarded under the Company’s Equity Incentive Plan, are excluded from this calculation in determining compliance with the guidelines. Until this shareholding requirement is met, each NEO is required to retain 50% of his or her net gain shares (i.e., shares remaining after shares sold to pay taxes) received upon vesting or exercise of equity awards. Each of our NEOs is currently in compliance with these guidelines.

    Prohibitions on Hedging and Pledging
Our policies prohibit all of our officers, including our NEOs, from (i) entering into any hedging arrangements involving our stock, (ii) engaging in short sales or any other transaction which would result in short exposure to our stock, and (iii) pledging our stock as collateral.
Other Policies and Practices
Insider Trading Policy
The Company has adopted an insider trading policy that governs the purchase, sale, and/or other dispositions of Acadian’s securities by (i) our directors, officers and employees, as well as certain other covered persons and (ii) the Company, which we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. A copy of our policy on insider trading is filed as Exhibit 19 to the Annual Report on Form 10-K filed on February 27, 2025.
Equity Awards and Material Non-Public Information
The Compensation Committee does not schedule equity award grant dates in anticipation of the release of material non-public information, and the Company does not have any plans, programs or practices of timing the release of material non-public information in order to affect the value of executive compensation.

Impact of Tax and Accounting Policies
When the Compensation Committee determines NEO compensation, it considers all factors that may have an impact on our financial performance, including accounting rules and the tax consequences of the compensation awarded to the NEOs. While the Compensation Committee considers the accounting treatment and tax deductibility of awards, it is not a material factor of our executive compensation program, and the Compensation Committee retains the flexibility to award compensation that it believes to be in the best long-term interest of our stockholders.

Stockholder Vote on Named Executive Officer Compensation

At our 2024 annual meeting of stockholders, stockholders holding over 98% of shares present or represented by proxy at the meeting and entitled to vote on the proposal voted in support of our executive compensation framework. The Compensation Committee continues to review, assess and update our compensation framework as necessary to reflect the current business needs of the Company as well as the views of our stockholders.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears directly above in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in our proxy statement and in Acadian Asset Management Inc.’s Form 10-K filed with the SEC on February 27, 2025.

Members of the Acadian Asset Management Inc. Compensation Committee Barbara Trebbi (Chair) Robert J. Chersi Andrew Kim

Compensation Tables
    2024 Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	All Other Compensation (4)	Total
Suren Rana	2024	$655,000	$—	$—	$137,500	$792,500
President and Chief	2023	$650,000	$—	$—	$50,000	$700,000
Executive Officer	2022	$650,000	$—	$—	$50,000	$700,000

Christina Wiater	2024	$425,000	$532,000	$245,005	$50,000	$1,252,005
Senior Vice President and Principal Financial and Accounting Officer	2023	$425,000	$455,000	$105,006	$50,000	$1,035,006
	2022	$425,000	$270,000	$350,001	$50,000	$1,095,001

Richard Hart	2024	$500,000	$682,500	$335,017	$50,000	$1,567,517
Executive Vice President and Chief Legal Officer	2023	$500,000	$565,000	$335,017	$50,000	$1,450,017
	2022	$500,000	$565,000	$480,009	$50,000	$1,595,009

(1) The amount reported in the Salary column for Mr. Rana includes his annual base salary of $650,000 in addition to $5,000 of salary earned through December 31, 2024, the date of his cessation of employment.
(2) The amount reported in the Bonus column for Ms. Wiater and Mr. Hart reflects the cash portion of the executive officer’s discretionary award under the Company’s annual incentive plan. The equity portion of Ms. Wiater and Mr. Hart’s 2023 award is reflected in the 2024 Stock Awards column and the equity portion of the 2024 awards for Ms. Wiater and Mr. Hart will be reflected in next year’s summary compensation table.
(3) The amounts in the Stock Awards column reflect the grant date fair value of awards of RSUs determined pursuant to FASB ASC Topic 718, Compensation - Stock Compensation (“ASC 718”), disregarding the impact of estimated forfeitures. The assumptions used to value the RSUs for this purpose are set forth in Note 18 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year-ended December 31, 2024. The grant date fair value of time-based RSUs is calculated using the closing market price of our Common Stock on the day immediately prior to the date of grant. The RSU grants reflected in the 2024 Stock Awards column for Ms. Wiater and Mr. Hart were made on February 15, 2024 in respect to awards earned pursuant to our incentive plan for the 2023 performance year. The RSUs, which were granted pursuant to the Company’s Equity Incentive Plan, vest ratably over three-years, on each anniversary of the date of grant, generally subject to the executive officer’s continued employment through the applicable vesting date.
(4) The amount reported in the All Other Compensation column, for each of Mr. Rana, Ms. Wiater and Mr. Hart in 2024 represents the sum of contributions by the Company under its Profit Sharing & 401(k) Plan ($34,500) and its Deferred Compensation Plan ($15,500). Additionally, the amount for Mr. Rana includes $87,500 for accrued vacation paid on his last day of employment.

    2024 Grants of Plan-Based Awards

The following table sets forth information regarding plan-based awards made to each NEO during the 2024 fiscal year.

Name		Grant Date	Approval or Action Date, if different	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)

Suren Rana		—	—	—	$—

Christina Wiater	(1)	2/15/2024	12/7/2023	11,481	$245,005

Richard Hart	(1)	2/15/2024	12/7/2023	15,699	$335,017

(1)The amount represents the time-based RSUs granted under the Company’s Equity Incentive Plan related to performance in 2023. The grant date fair value of the RSUs was determined pursuant to ASC 718 by multiplying the number of shares by $21.34, the closing price of a share of Common Stock on February 14, 2024, the day prior to the date of grant.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The compensation reported in the Summary Compensation Table and the Grants of Plan-Based Awards table are pursuant the following employment agreements:

a) Suren Rana. On January 22, 2019, the Company entered into an employment agreement with Suren Rana in connection with his appointment as the Company’s Chief Financial Officer. Mr. Rana’s employment agreement was amended and restated effective April 15, 2020 in connection with his appointment as President and Chief Executive Officer (Rana Employment Agreement). The Rana Employment Agreement provided for a one-time grant of an option to purchase 1,500,000 shares of our common stock at an exercise price of $10.00 per share, which vested in four equal annual installments beginning on December 31, 2020 and expired to the extent unexercised, on the fourth anniversary of the first vesting date. Pursuant to the terms of the Rana Employment Agreement, Mr. Rana received a fixed base salary, which was subject to annual review and adjustment by the Compensation Committee, and was not eligible to participate in our annual equity or cash incentive compensation plans during the five-year period beginning January 20, 2019. Mr. Rana was eligible to receive a cash bonus award for exceptional performance at the discretion of the Compensation Committee.

Following the expiration of the term of the Rana Employment Agreement in January of 2024, Mr. Rana’s employment continued as CEO at the same base salary, without an employment contract.

b) Christina Wiater. On May 4, 2023, the Company entered into an employment agreement with Christina Wiater (Wiater Employment Agreement) that provides for a fixed base salary and participation in the Company’s annual incentive plan. Under the terms of the Wiater Employment Agreement, Ms. Wiater will continue to receive an annual base salary of $425,000 and will be eligible to receive a target annual bonus of $700,000 payable in cash and equity pursuant to the Company’s standard pay practice, subject to individual and Company performance.

c) Richard Hart. On April 15, 2020, the Company entered into an employment agreement with Mr. Hart that provides for a fixed base salary and participation in the Company’s annual bonus plan with no set target value, payable in cash and equity pursuant to the Company’s standard pay practice, subject to individual and Company performance.

2024 Outstanding Equity Awards at Fiscal Year-End

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Option: Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (7)
Suren Rana (5)	---		---	---	---	---	---	---

Christina Wiater	2/15/2024	(1)	---	---	---	---	11,481	$302,410
	2/15/2023	(2)	---	---	---	---	2,706	$71,276

Richard Hart	2/15/2024	(1)	---	—	---	---	15,699	$413,512
	2/15/2023	(2)	---	—	---	---	8,634	$227,420
	2/15/2022	(3)	---	—	---	---	6,574	$173,159

(1)The RSUs vest in one-third increments over a three-year period on each of February 15, 2025, February 15, 2026 and February 15, 2027, generally subject to continued employment.
(2)The RSUs vest in one-third increments over a three-year period on each of February 15, 2024, February 15, 2025 and February 15, 2026, generally subject to continued employment.
(3)The RSUs vest in one-third increments over a three-year period on each of February 15, 2023, February 15, 2024 and February 15, 2025, generally subject to continued employment.
(4)Market value was determined by multiplying the number of shares of Common Stock by $26.34, the closing price of a share of Common Stock on December 31, 2024.
(5)Mr. Rana did not hold any outstanding Company equity awards as of December 31, 2024.

    2024 Options Exercised and Stock Vested

The following table shows the stock awards held by our NEOs that were exercised or vested during 2024 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares acquired on Exercise (1) (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2) ($)
Suren Rana	1,164,000	$15,586,500	—	$—
Christina Wiater	—	$—	1,353	$29,698
Richard Hart	465,000	$8,771,250	11,815	$259,339

(1)The value realized on exercise of options is the difference between the market value of the stock at the time of exercise and the exercise price.

(2)The value realized upon vesting of RSUs is calculated by multiplying the fair market value of a share of Common Stock on the vesting date (the closing price on the business day prior to the vesting date) by the number of shares vested.

    2024 Nonqualified Deferred Compensation

The following table provides information on the NEOs’ participation in the Voluntary Deferral Plan (“VDP”) and the Deferred Compensation Plan (“DCP”). The VDP allows eligible employees to elect to defer a portion of their salary and annual incentive on a voluntary basis. Eligible employees elect the time and form of distribution from the VDP at the time of enrollment. Distributions may be made during employment or at the time of termination or retirement as defined by the terms of the VDP, subject to applicable tax law. Under the DCP, the Company may provide additional contributions to employees whose profit sharing contributions were limited under the Company’s tax-qualified plan. DCP accounts are distributed at the time termination of employment, subject to applicable tax law. Earnings on VDP and DCP balances are calculated based on the employee-directed investment vehicles, which do not provide for above-market interest. For 2024, the Company contribution under the DCP was at the same rate of contribution as the contribution to the Profit Sharing & 401(k) Plan (10% of eligible compensation for 2024), subject to an aggregate contribution limit of $50,000.

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contribution in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at end of Last FYE ($)
Suren Rana	Voluntary Deferral Plan	$—	$—	$—	$—	$—
	Deferred Compensation Plan	$—	$15,500	$5,483	$—	$111,753
Christina Wiater	Voluntary Deferral Plan	$—	$—	$—	$—	$—
	Deferred Compensation Plan	$—	$15,500	$9,186	$—	$95,925
Richard Hart	Voluntary Deferral Plan	$—	$—	$—	$—	$—
	Deferred Compensation Plan	$—	$15,500	$27,567	$—	$293,972

(1)All Company contributions are included in the “All Other Compensation” column of the 2024 Summary Compensation Tables.

Employment Contracts - Termination Provisions
In 2024, Ms. Wiater and Mr. Hart were each party to an employment agreement with the Company that sets forth the severance benefits such NEO would receive upon termination of his or her employment. The material terms of the agreements are described below. The terms “cause” and “good reason” referred to below are defined in the respective NEO’s agreement or equity award agreement.

Christina Wiater Agreement

If Ms. Wiater’s employment is terminated by the Company without cause or by Ms. Wiater for good reason, Ms. Wiater would be entitled to (i) the greater of (a) 12 months’ base salary plus her most recently paid annual bonus or (b) $1,125,000, (ii) payment of COBRA premiums for 12 months, (iii) a cash bonus for the year in which the termination occurs equal to the greater of (a) her most recently paid annual bonus and (b) $700,000, in each case pro-rated to reflect the number of days worked during the year, and (iv) accelerated vesting of all of her outstanding restricted stock awards and RSUs.

If Ms. Wiater’s employment is terminated due to her death or disability, she would be entitled to accelerated vesting of all outstanding RSUs. If Ms. Wiater’s employment is terminated due to her disability, subject to her timely election of COBRA coverage, Ms. Wiater would be entitled to an amount equal to the portion of the premium cost incurred by the Company for 12 months.

Richard Hart Agreement

If Mr. Hart’s employment is terminated by the Company without cause or by Mr. Hart for good reason, Mr. Hart would be entitled to (a) 12 months’ base salary, (b) a lump sum cash bonus in an amount equal to Mr. Hart’s prior year bonus, (c) a cash bonus for the year in which the termination occurs equal to Mr. Hart’s prior year bonus, pro-rated to reflect the number of days worked during the year in which the termination occurs (or if the prior year bonus has not yet been paid, an amount equal to the prior year bonus), (d) subject to Mr. Hart’s timely election of COBRA coverage, an amount equal to the portion of the premium cost incurred by the Company for 12 months, and (e) accelerated vesting of all outstanding restricted stock awards and RSUs.

If Mr. Hart’s employment is terminated due to his death or disability, he would be entitled to accelerated vesting of all outstanding RSUs. If Mr. Hart’s employment is terminated due to his disability, subject to his timely election of COBRA coverage, Mr. Hart would be entitled to an amount equal to the portion of the premium cost incurred by the Company for 12 months.

Payments Upon Termination of Employment, Death and Disability
The following tables detail payments upon termination by the Company without cause, for good reason by the employee, or due to death or disability as of December 31, 2024 for each of the NEOs:

	Termination Without Cause or for Good Reason
	Salary	COBRA Benefits	Bonus	Accelerated Vesting	Total
Suren Rana (1)	$216,667	$9,491	$—	$—	$226,158
Christina Wiater (2)	$425,000	$29,519	$700,000	$373,686	$1,528,205
Richard Hart (3)	$500,000	$29,519	$900,000	$814,090	$2,243,609
(1) As Mr. Rana was not covered under an employment agreement as of December 31, 2024, he was eligible for four months of salary under the Company’s severance plan and subject to Mr. Rana’s timely election of COBRA coverage, an amount equal to the portion of the premium cost incurred by the Company for four months. Mr. Rana did not receive any cash severance or benefits in connection with the cessation of his employment, with the exception of accrued, unused vacation as required under applicable law.
(2) The value of accelerated vesting for Ms. Wiater’s 14,187 unvested RSUs was based on the closing price of a share of Common Stock on December 31, 2024 ($26.34). Ms. Wiater’s bonus represents her bonus target as set forth in the Wiater Employment Agreement. Ms. Wiater would also receive a cash bonus for the year in which the termination occurs equal to the greater of (a) her most recently paid annual bonus and (b) $700,000, in each case pro-rated to reflect the number of days worked during the year. Any accrued, unused vacation would be paid as required under applicable law.
(3) The value of accelerated vesting for Mr. Hart’s 30,907 unvested RSUs was based on the closing price of a share of Common Stock on December 31, 2024 ($26.34). Mr. Hart’s bonus represents his prior year bonus. Mr. Hart would also receive a cash bonus for the year in which the termination occurs equal to his most recently paid annual bonus pro-rated to reflect the number of days worked during the year. Any accrued, unused vacation would be paid as required under applicable law.

	Termination upon Death or Disability
	Death		Disability
	Accelerated Vesting	Total	Accelerated Vesting	COBRA Benefits	Total
Suren Rana	$—	$—	$—	$9,491	$9,491
Christina Wiater (1)	$373,686	$373,686	$373,686	$29,519	$403,205
Richard Hart (2)	$814,090	$814,090	$814,090	$29,519	$843,609

(1) The value of accelerated vesting for Ms. Wiater’s 14,187 unvested RSUs was based on the closing price of a share of Common Stock on December 31, 2024 ($26.34).
(2) The value of accelerated vesting for Mr. Hart’s 30,907 unvested RSUs was based on the closing price of a share of Common Stock on December 31, 2024 ($26.34).
CEO Pay Ratio
We are providing the following information about the relationship of the median annual total compensation of our employees, other than our CEO, and the annual total compensation of our CEO, Mr. Rana:
For 2024, our last completed fiscal year:
•the median of the annual total compensation of all employees of our Company (other than our CEO) was $260,569; and
•the total compensation of our CEO was $792,500.
Based on this information for 2024, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was approximately 3:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.
To identify our median employee, we first determined our employee population as of December 31, 2024 (the “Determination Date”). We had 385 employees full-time, part-time, seasonal and temporary employees (including employees of our remaining affiliate) as of the Determination Date. This number does not include any independent contractors or “leased” workers, as permitted by the applicable SEC rules. We ranked total annual compensation of the employee population using W-2 taxable income, inclusive of pre-tax deferrals, for the period beginning January 1, 2024 and ending December 31, 2024. An equivalent annual income amount was used for employees outside the United States. Once we identified our median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determine total compensation of our CEO for the purposes of the Summary Compensation Table disclosed above.

Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below.

Year	Summary Compensation Table (SCT) Total for First PEO(1)	Compensation actually paid to First PEO(1)(2)(3)	Summary Compensation Table (SCT) Total for Second PEO(1)	Compensation actually paid to Second PEO(1)(2)(3)	Average SCT Total for non-PEO NEOs[1]	Average Compensation actually paid to non-PEO NEOs(1)(2)(3)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ millions)	ENI EPS(5)
							TSR	Peer Group TSR
2024	$—	$—	$792,500	$792,500	$1,409,761	$1,561,365	$263	$174	$86.8	$2.76
2023			$700,000	$809,897	$1,242,512	$1,091,027	$191	$133	$67.1	$1.78
2022	$—	$—	$700,000	$(6,979,464)	$1,345,000	$197,014	$205	$119	$100.6	$1.89
2021	$—	$—	$12,700,000	$24,330,911	$1,325,008	$2,407,172	$254	$133	$896.4	$1.47
2020	$1,401,151	$(3,902,435)	$1,395,830	$27,539,095	$925,254	$4,020,015	$191	$98	$315.5	$1.08

(1)Guang Yang was our first PEO until April 15, 2020. Suren Rana has been our Second PEO from April 15, 2020 until December 31, 2024.The individuals comprising the non-PEO NEOs for each year presented are listed below.

2020 - 2024
Richard Hart
Christina Wiater
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions for the PEOs and the Non-PEO NEOs set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Suren Rana	Exclusion of Equity Awards for Suren Rana	Inclusion of Equity Values for Suren Rana	Compensation Actually Paid to Suren Rana
2024	$792,500	$—	$—	$792,500

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
2024	$1,409,761	$(290,011)	$441,615	$1,561,365

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Suren Rana ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Suren Rana ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Suren Rana ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Suren Rana ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Suren Rana ($)	Total - Inclusion of Equity Values for Suren Rana ($)
2024	$—	$—	$—	$—	$—	$—

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non-PEO NEOs	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	$358,505	$64,703	$—	$18,407	$—	$—	$441,615
(4)The Peer Group TSR shown in this table utilizes the S&P 500 Financial Index Sector (the “Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report, for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)Net income is as reported in the Company’s Form 10-K for the relevant year.
(6)We determined Economic Earning Per Share (ENI EPS) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and other NEOs in 2024. ENI EPS is a non-GAAP financial measure. See Appendix for 2024 GAAP EPS to ENI EPS reconciliation and discussion of why such non-GAAP financial measures may be useful to investors.

Relationship Between PEO and Non-PEO Compensation Actually Paid, Company Total Shareholder Return (“TSR”), and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years assuming $100 was invested on December 31, 2019, and the Peer Group’s TSR over the five most recently completed fiscal years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
30
25
20
15
10
5
0
-5
-10
1,000
800
600
400
200
0
27.5
4.0
-3.9
315.5
896.4
24.3
2.4
100.6
0.2
-7.0
67.1
0.8
1.1
86.8
0.8
1.6
2020
2021
2022
2023
2024
Fiscal Year
Guang Yang Compensation Actually Paid
Suren Rana Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Acadian Asset Management Inc. Net Income

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and ENI EPS
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our ENI EPS during the five most recently completed fiscal years.
Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2024 to Company performance. The measures in this table are not ranked.

PEO and Other NEOs
Economic Net Income (“ENI”) (1)
ENI Earnings Per Share (“ENI EPS”) (2)

(1) See Appendix for 2024 GAAP Net Income to ENI reconciliation and discussion of why such non-GAAP financial measure may be useful to investors.
(2) See Appendix for 2024 GAAP EPS to ENI EPS reconciliation and discussion of why such non-GAAP financial measure may be useful to investors.

2024 Director Compensation
Director compensation includes both cash payments and equity granted in the form of RSUs. RSUs granted to our non-employee directors vest on the earlier of the one-year anniversary of grant or the date of the next year’s annual meeting of stockholders, subject to the director’s continued service through the vesting date. The following table details the fees paid to our non-employee directors for their service during fiscal 2024 with equity compensation expressed as the grant date fair value of the award determined in accordance with FASB ASC Topic 718:

	2024
Role(1)	Cash	Equity
Board Chair (paid only if Board Chair is not an employee of the Company)	$175,000	$175,000
Board Fee (2)	$90,000	$100,000
Chair of the Audit Committee	$25,000	$—
Member of the Audit Committee	$10,000	$—
Chair of the Compensation Committee	$15,000	$—
Member of the Compensation Committee	$5,000	$—
Chair of the Nominating and Corporate Governance Committee	$10,000	$—
Member of the Nominating and Corporate Governance Committee	$5,000	$—

(1) Non-Employee Directors that are appointed and compensated by a stockholder receive no separate compensation for their roles as on the Board. In addition, the Company does not pay any director compensation to individuals who are also employees of the Company for their service as directors.
(2) The Lead Independent Director receives an additional fee of $13,500.
The following table sets forth information concerning the compensation awarded to, earned by, or paid to our non-employee directors during the fiscal year ended December 31, 2024. Compensation paid to Mr. Rana for 2024 is included with that of our other NEOs above.

Name	Fees Earned or Paid in Cash (2) $	Stock Awards (3) (4) $	Total $
John Paulson	$185,000	$175,001	$360,001
Andrew Kim (1)	—	—	—
Robert J. Chersi	$138,500	$100,010	$238,510
Barbara Trebbi	$120,000	$100,010	$220,010

(1) Mr. Kim, who is appointed and compensated by a stockholder receives no separate compensation for his role as a director of the Company.
(2) Fees for non-employee directors are recommended by the Nominating and Corporate Governance Committee and approved by the Board pursuant to the Non-Employee Director Compensation Policy as described above.
(3) The amount in the Stock Awards column is the grant date fair value of RSUs granted to our non-employee directors, determined pursuant to ASC 718, disregarding the effects of estimated forfeitures. The assumptions used to value the RSUs for this purpose are set forth in Note 18 to our audited financials filed with our Annual Report on Form 10-K for the year-ended December 31, 2024. All of the RSUs reported in the Stock Awards column were granted under the Company’s Non-Employee Director Equity Incentive Plan.

(4) The aggregate number of RSUs outstanding at fiscal year-end for each of the non-employee directors is detailed in the table below. All awards are scheduled to vest the earlier of the 2024 Annual Meeting or June 7, 2025.

Name	Number of RSUs Held at Year End
John Paulson	7,764
Robert J. Chersi	4,437
Barbara Trebbi	4,437

Stock Ownership Guidelines for our Directors

Our non-employee directors, who are not employed by a stockholder, are subject to a shareholding requirement of at least 500% of the cash board fee. There is no time period for attaining this shareholding requirement but, until it is met, non-employee directors are required to retain 100% of their net gain shares (i.e., shares remaining after shares sold to pay taxes) at vesting. Each non-employee director to whom these guidelines apply is currently in compliance with these guidelines.

Anti-Hedging and Anti-Pledging Policy for our Directors
Our policies prohibit our non-employee directors from i) entering into any hedging arrangements involving our stock, ii) engaging in short sales or any other transaction which would result in short exposure to our stock, and iii) pledging our stock as collateral.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION
What am I voting on?
In accordance with applicable law and Section 14A of the Exchange Act, we are providing stockholders with the opportunity to vote on an advisory resolution, commonly known as “say-on-pay,” approving the Company’s executive compensation as reported in this proxy statement.
We believe that our executive compensation policies and programs closely align with the interests of our stockholders. Our compensation program is designed to enable us to attract, retain and incentivize the highest caliber talent in order to maintain and strengthen our position in the asset management industry and to create long-term stockholder value.

Our compensation program for 2024 is based on clear and consistent objectives and alignment with our stockholders. Our compensation program intended to:

•Align our NEOs’ compensation with long-term increases in value for stockholders
•Reward individual efforts and our Company’s overall financial and strategic performance
•Reflect our culture and values
•Be competitive with our peers, helping us to attract, motivate and retain top-caliber executive talent

The Board and the Compensation Committee regularly evaluate our compensation policies and programs to ensure that they are meeting our objectives and are consistent with best corporate governance practices. As part of this process, the Board and the Compensation Committee consider the results of our stockholder advisory say-on-pay votes on executive compensation.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related tabular and narrative disclosures included in this proxy statement, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.
Stockholders are being asked to vote on the following advisory resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement for this meeting under “Compensation Discussion and Analysis,” including the tabular and narrative disclosure contained in the proxy statement.
The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required to approve, on an advisory basis, this resolution.

Is this vote binding on the Board?
Because this vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal. The Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of the Company’s executive compensation program.

How frequently is the “say-on-pay” vote held?

We currently hold an advisory “say-on-pay” vote every year and expect to continue to do so.

How does the Board recommend that I vote?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of the shares of Common Stock as of March 19, 2025 by:
•each of our directors;
•each of our named executive officers;
•each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of Common Stock underlying restricted stock units that will vest within 60 days after March 19, 2025. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares of Common Stock beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.
Percentage ownership calculations for beneficial ownership are based on 37,066,328 shares of Common Stock outstanding as of March 19, 2025. Except as otherwise indicated in the table below, addresses of named beneficial owners are care of Acadian Asset Management Inc., 200 State Street, 13th Floor, Boston, Massachusetts 02109.
In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock that a person has the right to acquire within 60 days of March 19, 2025. We did not deem these shares of Common Stock outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
5% Owners:
Paulson & Co. Inc.(1)(5)	8,950,121	24.1%
BlackRock, Inc.(2)	5,516,265	14.9%
The Vanguard Group(3)	2,680,065	7.2%
Empyrean Capital Partners, LP(4)	1,880,634	5.1%
Directors and Named Executive Officers:
Robert J. Chersi	66,137	*
Richard J. Hart	165,958	*
Andrew Kim	—	—
John Paulson(1)	8,973,881	24.2%
Suren Rana	371,726	1.0%
Barbara Trebbi	45,462	*
Christina Wiater	19,125	*
Kelly Young	—	—
All directors and executive officers as a group (8 persons)	9,642,289	26.0%

(1)Amounts shown reflect the aggregate number of shares of Common Stock held by Paulson & Co. based solely on information set forth on a Schedule 13D/A filed with the SEC on December 22, 2021 (the “Paulson 13D”). The Paulson 13D reported 8,950,121 shares of Common Stock held directly by Paulson & Co. Inc. (“Paulson & Co.”). John Paulson, the controlling person of Paulson & Co., serves on the board of directors of the Company. John Paulson may be deemed an indirect beneficial owner of the securities, which are directly owned by funds managed by Paulson & Co. Based on the Paulson 13D, pursuant to Rule 16a-1(a)(4) under the Exchange Act, the reporting person disclaims beneficial ownership of any securities reported herein, except to the extent that the reporting person has a pecuniary interest therein. The Paulson 13D shall not be deemed an admission that such reporting person is the beneficial owner of any securities not directly owned by such reporting person. Each of John Paulson and Paulson & Co. may be deemed to indirectly beneficially own the securities directly owned by Paulson & Co. Pursuant to Rule 16a-1(a)(4) under the Exchange Act, the filing of the Paulson 13D shall not be deemed an admission by any person reporting on the Paulson 13D that such person, for purposes of Section 16 of the Exchange Act or otherwise, is the beneficial owner of any equity securities covered by the Paulson 13D. The address of Paulson & Co. is 1133 Avenue of the Americas, New York, NY 10036.
(2)Based solely on information set forth in Schedule 13G/A filed with the SEC on February 5, 2025 by BlackRock, Inc. BlackRock, Inc. reported sole voting power over 5,361,807 shares of Common Stock, shared voting power over none of the shares of Common Stock, sole dispositive power over 5,516,265 shares of Common Stock and shared dispositive power over none of the shares of Common Stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)Based solely on information set forth in Schedule 13G/A filed with the SEC on February 13, 2024 by Vanguard Group Inc. Vanguard Group Inc. reported sole voting power over no shares of Common Stock, shared voting power over 40,632 shares of Common Stock, sole dispositive power over 2,604,735 shares of Common Stock and shared dispositive power over 75,330 shares of Common Stock. The address of Vanguard Group Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(4)Based solely on information set forth in Schedule 13G filed with the SEC on November 14, 2024 by Empyrean Capital Partners, LP and Amos Meron (the “Empyrean Reporting Persons”). The Empyrean Reporting Persons each reported sole voting power over no shares of Common Stock, shared voting power over 1,880,634 shares of Common Stock, sole dispositive power over no shares of Common Stock and shared dispositive power over 1,880,634 shares of Common Stock. The address of the Empyrean Reporting Persons is c/o 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067.
(5)Includes 15,996 shares of Common Stock held directly by Mr. Paulson and 7,764 shares of Common Stock underlying restricted stock units that will vest within 60 days of March 19, 2025.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2024 regarding securities authorized for issuance under our equity compensation plans. All outstanding awards relate to our Common Stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by securityholders	62,689(3)	$—	4,545,212
Equity compensation plans not approved by securityholders	—	$—	—
TOTAL	62,689	$—	4,545,212
(1)    The weighted-average exercise price includes all outstanding stock options, but does not include RSUs, which do not have an exercise price.
(2)    Consists of 2,411,668 shares of Common Stock remaining available for issuance under the Acadian Asset Management Inc. Equity Incentive Plan and 2,133,544 shares of Common Stock remaining available for issuance under the Acadian Asset Management Inc. Non-Employee Directors’ Equity Incentive Plan.

(3)    Consists of (i) no shares of Common Stock issuable upon exercise of outstanding stock options and (ii) 62,689 shares of Common Stock issuable upon vesting of outstanding RSUs, all of which are issuable upon vesting of time-based RSUs.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review and Approval of Transactions with Related Persons
Our Board has adopted written policies and procedures for transactions with related persons. As a general matter, the policy requires our Audit Committee to oversee, review, evaluate and approve or disapprove the entry by us into certain transactions with related persons. The policy applies to transactions, arrangements and relationships where the aggregate amount involved could reasonably be expected to exceed $120,000 in any calendar year and in which a related person has a direct or indirect interest. A related person is (i) any of our directors, nominees for director or executive officers, (ii) any immediate family member of any of our directors, nominees for director or executive officers and (iii) any person, and his or her immediate family members, or entity, including affiliates, that was a beneficial owner of 5% or more of any of our outstanding equity securities at the time the transaction occurred or existed.
In reviewing any transaction, the Audit Committee will take into account, among other factors the Audit Committee deems appropriate, recommendations from senior management, whether the transaction is on terms no less favorable than the terms generally available to a third party in similar circumstances and the extent of the related person’s interest in the transaction. Any related person transaction must be conducted at arm’s length. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers a transaction.
Relationship with Paulson & Co.
On February 25, 2019, Paulson & Co. completed an acquisition of a minority stake in BrightSphere Investment Group plc (“BrightSphere UK”), which we refer to as the “Paulson Sale.” After completion of the acquisition, Paulson & Co. owned 21.7% of the shares of BrightSphere UK.
We and Paulson & Co. have entered into a stockholder agreement (the “Stockholder Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), each dated May 17, 2019. The following descriptions of the Stockholder Agreement and the Registration Rights Agreement are summaries only and are qualified in their entirety by reference to the complete documents, each of which has been publicly filed with the SEC.
Stockholder Agreement
The Stockholder Agreement provides certain rights for Paulson & Co., including the right to nominate one director for election to the Board until the first date on which Paulson & Co. no longer owns at least 7% of our outstanding shares. Paulson & Co. has nominated Andrew Kim to our Board pursuant to the Stockholder Agreement.

Registration Rights Agreement
Pursuant to the Registration Rights Agreement with Paulson & Co., we may be required by Paulson & Co. to file a new shelf registration statement, one or more amendments to such new shelf registration statement and one or more prospectus supplements in connection with such new shelf registration statement in the future. We are not obligated to effect more than one demand registration, in addition to any registration on a shelf registration statement, in any six-month period. We are obligated to file a shelf registration statement upon any request made by Paulson & Co. In addition, Paulson & Co. has certain “piggy-back” registration rights, pursuant to which it is entitled to register the resale of its registrable securities alongside any offering of securities that we may undertake, and the amount of securities we may offer may be subject to “cutback” in certain cases. We are responsible for the expenses associated with any sale of our shares by Paulson & Co. pursuant to a registration statement, except for its legal fees and underwriting discounts, selling commissions and transfer taxes applicable to such sale.

CODE OF CONDUCT AND ETHICS
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. The text of the code of business conduct and ethics is posted on our website at www.acadian-inc.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of business conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the NYSE Rules.

OTHER MATTERS
The Board knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.
REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE SUBMIT A PROXY BY INTERNET, BY TELEPHONE OR BY RETURNING A COMPLETED, SIGNED AND DATED PROXY CARD OR VOTING INSTRUCTION FORM.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2026 Annual Meeting of Stockholders, we must receive stockholder proposals no later than December 1, 2025 unless our 2026 Annual Meeting of Stockholders is more than 30 days before or after May 13, 2026, in which case we will announce an applicable deadline. In accordance with our Bylaws, and without prejudice to the rights of a stockholder of record under applicable law, to be considered for presentation at the 2026 Annual Meeting of Stockholders, although not included in the proxy statement, proposals (including director nominations) must be received no earlier than December 14, 2025 nor later than January 13, 2026 together with all supporting documentation required by our Bylaws. In the event our 2026 Annual Meeting of Stockholders is held more than 30 days before or more than 70 days after May 13, 2026, notice must be delivered no earlier than the 150th day prior to the date of the 2024 Annual Meeting of Stockholders and not later than the later of (i) the 120th day prior to the 2026 Annual Meeting of Stockholders and (ii) the 10th day following the day on which we publicly announce the date of the 2026 Annual Meeting of Stockholders.
In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, stockholders who in connection with the 2026 Annual Meeting of Stockholders intend to solicit proxies in support of director nominees other than our nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 14, 2026 unless our 2026 Annual Meeting of Stockholders is more than 30 days before or after May 13, 2026, in which case such notice must be provided by the later of March 14, 2026 and the 10th day following the day on which we publicly announce the date of the 2026 Annual Meeting of Stockholders.
Proposals that are not received in a timely manner will not be voted on at the 2026 Annual Meeting of Stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Acadian Asset Management Inc., 200 State Street, 13th Floor, Boston, MA 02109.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ RICHARD J. HART
Richard J. Hart Chief Legal and Administrative Officer and Secretary
200 State Street
13th Floor
Boston, MA 02109
March 31, 2025

APPENDIX
Reconciliation of Non-GAAP Metrics
The following table reconciles U.S. GAAP net income attributable to controlling interests to economic net income for the years December 2024 and 2023:

		Years ended December 31,
($ in millions)		2024	2023
U.S. GAAP net income attributable to controlling interests		$85.0	$65.8
Adjustments to reflect the economic earnings of the Company:
i.	Non-cash key employee-owned equity and profit interest revaluations	23.2	(0.1)
ii.	Amortization of acquired intangible assets	—	—
iii.	Capital transaction costs	0.3	0.3
iv.	Seed/Co-investment (gains) losses and financings	(2.8)	(1.5)
v.	Tax benefit of goodwill and acquired intangibles deductions	1.5	1.5
vi.	Discontinued operations attributable to controlling interests and restructuring	1.6	9.5
vii.	ENI tax normalization	3.1	2.4
Tax effect of above adjustments		(6.1)	(2.2)
Economic net income		$105.8	$75.7

The following table reconciles U.S. GAAP net income per share to economic net income earnings per share for the years December 2024 and 2023:

		Years ended December 31,
		2024	2023
U.S. GAAP net income per share		$2.22	$1.55
Adjustments to reflect the economic earnings of the Company:
i.	Non-cash key employee-owned equity and profit interest revaluations	0.61	—
ii.	Amortization of acquired intangible assets	—	—
iii.	Capital transaction costs	0.01	0.01
iv.	Seed/Co-investment (gains) losses and financings	(0.07)	(0.04)
v.	Tax benefit of goodwill and acquired intangibles deductions	0.04	0.04
vi.	Discontinued operations and restructuring	0.03	0.21
vii.	ENI tax normalization	0.08	0.06
Tax effect of above adjustments		(0.16)	(0.05)
Economic net income earnings per share		$2.76	$1.78

ADDITIONAL NOTES
The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP.
The Company re-categorizes certain line items on the income statement to:
•exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its stockholders.
•include within management fee revenue any fees paid to the Company by consolidated Funds.
•treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; and
•identify separately from operating expenses, variable compensation and Acadian LLC key employee distributions, which represent Acadian LLC earnings shared with key employees.

The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by:
i.excluding non-cash expenses representing changes in the value of Acadian LLC equity and profit interests held by Acadian LLC key employees. These ownership interests may in certain circumstances be repurchased by the Company and its subsidiaries (excluding Acadian LLC) “Hold Co” at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by Hold Co can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity.
ii.excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business.
iii.excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets.
iv.excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments, which can be variable from period to period.
v.including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP.
vi.excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, and restructuring costs incurred in continuing operations.
vii.excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization.

ACADIAN ASSET MANAGEMENT INC.

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Your vote matters – here's how to vote!

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Annual Meeting of Stockholders Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Robert J. Chersi	☐	☐	☐	02 - Andrew Kim	☐	☐	☐	03 - John Paulson	☐	☐	☐
04 - Barbara Trebbi	☐	☐	☐	05 - Kelly Young	☐	☐	☐				

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Acadian Asset Management Inc.	☐	☐	☐	3. Advisory vote to approve executive compensation.	☐	☐	☐

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The 2025 Annual Meeting of Stockholders of Acadian Asset Management Inc. will be held on Tuesday, May 13, 2025 at 10:30 am Eastern Time, virtually via the Internet at meetnow.global/MY4Y5ZH.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Acadian Asset Management Inc.

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held at 10:30 A.M. Eastern Time in a virtual format on May 13, 2025

The undersigned hereby appoints each of Robert J. Chersi, Kelly Young and Richard J. Hart (each with full power of substitution) as proxies for the undersigned to attend the annual meeting of stockholders of Acadian Asset Management Inc. to be held at 10:30 A.M. Eastern Time on **Tuesday, May 13, 2025** in a virtual format and any adjournment or postponement thereof, and to vote and act as indicated upon the matters on the reverse side hereof, and upon such other business as may lawfully come before the annual meeting of stockholders or any adjournment or postponement thereof, in respect of all shares which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. The undersigned acknowledges receipt of the notice of the annual meeting of stockholders of Acadian Asset Management Inc., the related proxy statement and the 2024 Annual Report on Form 10-K. The undersigned revokes any proxy or proxies previously given for the undersigned's shares. The undersigned ratifies and confirms any actions that the persons holding the undersigned's proxy, or their substitutes, by virtue of this executed card, take in accordance with the proxy granted hereunder. This proxy is revocable and the undersigned may revoke it at any time prior to the annual meeting of stockholders by (i) signing a new proxy card with a date later than the previously delivered proxy card and submitting it as instructed in the proxy statement, (ii) re-voting by Internet or by telephone as instructed in the proxy statement, (iii) notifying the Company Secretary in writing before the annual meeting of stockholders of revocation or (iv) attending the annual meeting of stockholders and voting.

IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR RECOMMENDED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3, AS INDICATED ON THE REVERSE SIDE HEREOF. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY LAWFULLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

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